                                                                     Exhibit 2.1



                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                                     among:


                                IXYS CORPORATION,
                             a Delaware corporation;


                            TEACUP ACQUISITION CORP.,
                        a Massachusetts corporation; and


                                  CLARE, INC.,
                           a Massachusetts corporation





                           ---------------------------

                           Dated as of April 22, 2002

                           ---------------------------

                               TABLE OF CONTENTS


SECTION 1.  DESCRIPTION OF TRANSACTION...........................................................................1

         1.1      Merger of Merger Sub into the Company..........................................................1

         1.2      Effect of the Merger...........................................................................1

         1.3      Closing; Effective Time........................................................................2

         1.4      Certificate of Incorporation and Bylaws; Directors and Officers................................2

         1.5      Conversion of Shares...........................................................................2

         1.6      Closing of the Company's Transfer Books........................................................3

         1.7      Exchange of Certificates.......................................................................4

         1.8      Tax Consequences...............................................................................5

         1.9      Dissenting Shares..............................................................................5

         1.10     Further Action.................................................................................6

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................................6

         2.1      Subsidiaries; Due Organization; Etc............................................................6

         2.2      Certificate of Incorporation and Bylaws........................................................7

         2.3      Capitalization, Etc............................................................................7

         2.4      SEC Filings; Financial Statements..............................................................8

         2.5      Absence of Changes.............................................................................9

         2.6      Title to Assets...............................................................................11

         2.7      Receivables; Customers; Inventories...........................................................11

         2.8      Real Property; Equipment; Leasehold...........................................................12

         2.9      Proprietary Assets............................................................................12

         2.10     Contracts.....................................................................................14

         2.11     Liabilities...................................................................................16

         2.12     Sale of Products.  ...........................................................................17

         2.13     Compliance with Legal Requirements............................................................17

         2.14     Governmental Authorizations...................................................................17

         2.15     Tax Matters...................................................................................18

         2.16     Employee and Labor Matters; Benefit Plans. ...................................................19

         2.17     Environmental Matters.........................................................................22

         2.18     Insurance.....................................................................................23

         2.19     Transactions with Affiliates..................................................................23

         2.20     Legal Proceedings; Orders.....................................................................23



         2.21     Authority; Inapplicability of Anti-takeover Statutes; Binding Nature of Agreement.............24

         2.22     No Discussions................................................................................24

         2.23     Vote Required.................................................................................24

         2.24     Non-Contravention; Consents...................................................................24

         2.25     Fairness Opinion..............................................................................25

         2.26     Financial Advisor.............................................................................25

         2.27     Company Rights Agreement......................................................................26

         2.28     Full Disclosure...............................................................................26

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.............................................27

         3.1      Due Organization; Subsidiaries................................................................27

         3.2      Capitalization................................................................................27

         3.3      SEC Filings; Financial Statements.............................................................28

         3.4      Absence of Certain Changes or Events..........................................................28

         3.5      Title to Assets...............................................................................29

         3.6      Proprietary Assets............................................................................29

         3.7      Contracts.....................................................................................30

         3.8      Liabilities...................................................................................30

         3.9      Compliance with Legal Requirements............................................................30

         3.10     Governmental Authorizations...................................................................31

         3.11     Tax Matters...................................................................................31

         3.12     Environmental Matters.........................................................................32

         3.13     Transactions with Affiliates..................................................................33

         3.14     Legal Proceedings; Orders.....................................................................33

         3.15     Authority; Binding Nature of Agreement........................................................34

         3.16     Vote Required.................................................................................34

         3.17     Non-Contravention; Consents...................................................................34

         3.18     Full Disclosure...............................................................................34

         3.19     Valid Issuance................................................................................35

SECTION 4.  CERTAIN COVENANTS OF THE COMPANY....................................................................35

         4.1      Access and Investigation......................................................................35

         4.2      Operation of the Company's Business...........................................................36

         4.3      No Solicitation by the Acquired Corporations..................................................39


                                       ii


SECTION 5.  ADDITIONAL COVENANTS OF THE PARTIES.................................................................40

         5.1      Registration Statement; Joint Proxy Statement/Prospectus......................................40

         5.2      Company Stockholders' Meeting.................................................................41

         5.3      Parent Stockholders' Meeting..................................................................42

         5.4      Regulatory Approvals..........................................................................43

         5.5      Stock Options and ESPP........................................................................43

         5.6      Employee Benefits.............................................................................44

         5.7      Indemnification of Officers and Directors.....................................................45

         5.8      Additional Agreements.........................................................................46

         5.9      Disclosure....................................................................................46

         5.10     Affiliate Agreements..........................................................................46

         5.11     Tax Matters...................................................................................47

         5.12     Letter of the Company's Accountants...........................................................47

         5.13     Resignation of Officers and Directors.........................................................48

         5.14     Listing.......................................................................................48

         5.15     Parent Board of Directors.....................................................................48

         5.16     Stock Transfer Restriction Agreements.........................................................48

         5.17     Section 16 Matters............................................................................48

         5.18     Invention Assignments.........................................................................48

SECTION 6.  CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB........................................48

         6.1      Accuracy of Representations...................................................................49

         6.2      Performance of Covenants......................................................................49

         6.3      Effectiveness of Registration Statement.......................................................49

         6.4      Stockholder Approval..........................................................................49

         6.5      Consents......................................................................................50

         6.6      Agreements and Documents......................................................................50

         6.7      No Material Adverse Effect....................................................................50

         6.8      HSR Act.......................................................................................50

         6.9      Listing.......................................................................................51

         6.10     No Restraints.................................................................................51


                                      iii


SECTION 7.  CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY...................................................51

         7.1      Accuracy of Representations...................................................................51

         7.2      Performance of Covenants......................................................................51

         7.3      Effectiveness of Registration Statement.......................................................52

         7.4      Stockholder Approval..........................................................................52

         7.5      Documents.....................................................................................52

         7.6      HSR Act.......................................................................................52

         7.7      Listing.......................................................................................52

         7.8      No Restraints.................................................................................52

SECTION 8.  TERMINATION.........................................................................................52

         8.1      Termination...................................................................................52

         8.2      Effect of Termination.........................................................................54

         8.3      Expenses; Termination Fees....................................................................54

SECTION 9.  MISCELLANEOUS PROVISIONS............................................................................55

         9.1      Amendment.....................................................................................55

         9.2      Waiver........................................................................................55

         9.3      No Survival of Representations and Warranties.................................................55

         9.4      Entire Agreement; Counterparts................................................................56

         9.5      Applicable Law; Jurisdiction..................................................................56

         9.6      Disclosure Schedule...........................................................................56

         9.7      Attorneys' Fees...............................................................................56

         9.8      Assignability.................................................................................56

         9.9      Notices.......................................................................................56

         9.10     Cooperation...................................................................................58

         9.11     Severability..................................................................................58

         9.12     Construction..................................................................................58

                             EXHIBITS AND SCHEDULES


EXHIBITS

Exhibit A                  Certain Definitions

Exhibit B                  Form of Certificate of Incorporation of Surviving
                           Corporation

Exhibit C                  Form of Affiliate Agreement

Exhibit D                  Form of Tax Representation Letters

Exhibit E                  Form of Stock Transfer Restriction Agreement



SCHEDULES

Schedule 3.12              Environmental Issues

Schedule 5.16              Persons to execute Stock Transfer Restriction
                           Agreements

Schedule 6.5               Consents to be obtained for Closing

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

         THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made and entered into as of April 22, 2002, by and among: IXYS CORPORATION, a Delaware corporation ("Parent"); TEACUP ACQUISITION CORP., a Massachusetts corporation and a wholly-owned subsidiary of Parent ("Merger Sub"); and CLARE, INC., a Massachusetts corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in EXHIBIT A.

                                    RECITALS

         A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company in accordance with this Agreement and the Massachusetts Business Corporation Law (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly-owned subsidiary of Parent.

         B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         C. The respective boards of directors of Parent, Merger Sub and the Company have approved this Agreement and approved the Merger.

         D. In order to induce Parent to enter into this Agreement and to consummate the Merger, concurrently with the execution and delivery of this Agreement, the directors and officers of the Company are executing voting agreements in favor of Parent (the "Company Stockholder Voting Agreements").

         E. In order to induce the Company to enter into this Agreement and to consummate the Merger, concurrently with the execution and delivery of this Agreement, the Chief Executive Officer of Parent is executing a voting agreement in favor of the Company (the "Parent Stockholder Voting Agreement").

                                    AGREEMENT

         The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1. DESCRIPTION OF TRANSACTION

         1.1 MERGER OF MERGER SUB INTO THE COMPANY. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

         1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Massachusetts Business Corporation Law (the "MBCL").

         1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward LLP, 3175 Hanover Street, Palo Alto, California, at a time and on a date to be designated by Parent (the "Closing Date"), which shall be no later than the fifth business day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Sections 6 and 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). Subject to the provisions of this Agreement, articles of merger satisfying the applicable requirements of the MBCL (the "Articles of Merger") shall be duly executed by the Company and, concurrently with or as soon as practicable following the Closing, delivered to the Secretary of the Commonwealth of the Commonwealth of Massachusetts. The Merger shall become effective upon the date and time of the filing of the Articles of Merger with the Secretary of the Commonwealth of the Commonwealth of Massachusetts (the "Effective Time").

         1.4 ARTICLES OF ORGANIZATION AND BY-LAWS; DIRECTORS AND OFFICERS. Unless otherwise determined by Parent prior to the Effective Time:

             (a) the Articles of Organization of the Surviving Corporation, which shall address, among other things, the matters set forth in Section 78 of the MBCL (including the purposes of the Surviving Corporation, the total number of shares and par value of each class of stock of the Surviving Corporation and a description of each class of capital stock of the Surviving Corporation) shall be amended and restated immediately after the Effective Time to conform to EXHIBIT B;

             (b) the By-Laws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the By-Laws of Merger Sub as in effect immediately prior to the Effective Time; and

             (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are directors and officers of Merger Sub immediately prior to the Effective Time.

         1.5 CONVERSION OF SHARES.

             (a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

                 (i) any shares of Company Common Stock then held by the Company or any wholly-owned Subsidiary of the Company (or held in the Company's treasury) (together with any associated Rights, as defined in Section 2.3) shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

                 (ii) any shares of Company Common Stock then held by Parent, Merger Sub or any other wholly-owned Subsidiary of Parent (together with any associated Rights) shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

             (b) except as provided in clauses "(i)" and "(ii)" above and subject to Sections 1.5(b), 1.5(c) and 1.5(d), each share of Company Common Stock then outstanding (together with any associated Rights) shall be converted into the right to receive 0.49147 of a share of Parent Common Stock; and

             (c) each share of the common stock, $0.01 par value per share, of Merger Sub then outstanding shall be converted into one share of common stock of the Surviving Corporation.

The fraction of a share of Parent Common Stock into which each share of Company Common Stock will be converted in accordance with clause "(iii)" of the preceding sentence (as such fraction may be adjusted in accordance with Section 1.5(d)) is referred to as the "Exchange Ratio."

             (d) If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or Parent Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Exchange Ratio shall be appropriately adjusted.

             (e) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company or under which the Company has any rights, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

             (f) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. Any holder of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, in lieu of such fraction of a share and upon surrender of such holder's Company Stock Certificate(s) (as defined in Section 1.6), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a share of Parent Common Stock on the Nasdaq National Market on the Effective Time.

         1.6 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time: (a) all shares of Company Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of Company Common Stock (a "Company Stock Certificate") is presented to the Exchange Agent (as defined in
Section 1.7) or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

         1.7 EXCHANGE OF CERTIFICATES.

             (a) On or prior to the Closing Date, Parent shall select a reputable bank or trust company to act as exchange agent in the Merger (the "Exchange Agent"). As soon as practicable after the Effective Time, Parent shall deposit with the Exchange Agent (i) certificates representing the shares of Parent Common Stock issuable pursuant to this Section 1 and (ii) cash sufficient to make payments in lieu of fractional shares in accordance with Section 1.5(f). The shares of Parent Common Stock and cash amounts so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to such shares, are referred to collectively as the "Exchange Fund."

             (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to the record holders of Company Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing Parent Common Stock. Upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent, (1) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of Section 1.5 (and cash in lieu of any fractional share of Parent Common Stock) and (2) the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this
Section 1.7(b), each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive shares of Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock) as contemplated by Section 1. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Parent or the Surviving Corporation with respect to such Company Stock Certificate.

             (c) Notwithstanding anything to the contrary contained in this Agreement, no shares of Parent Common Stock (or certificates therefor) shall be issued in exchange for any Company Stock Certificate to any Person who may be an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company until such Person shall have delivered to Parent and the Company a duly executed Affiliate Agreement as contemplated by Section 5.10.

             (d) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock that such holder has the right to receive in the Merger until such holder surrenders such Company Stock Certificate in accordance with this Section 1.7 (at which time such holder shall be entitled, subject to the effect of applicable escheat or similar laws, to receive all such dividends and distributions, without interest).

             (e) Any portion of the Exchange Fund that remains undistributed to holders of Company Stock Certificates as of the date 180 days after the Effective Time shall be delivered to Parent upon demand, and any holders of Company Stock Certificates who have not theretofore surrendered their Company Stock Certificates in accordance with this Section 1.7 shall thereafter look only to Parent for satisfaction of their claims for Parent Common Stock, cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

             (f) Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

             (g) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Common Stock or to any other Person with respect to any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

         1.8 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

         1.9 DISSENTING SHARES.

             (a) Notwithstanding anything to the contrary in this Agreement, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are owned by stockholders who have properly perfected their rights of appraisal within the meaning of Section 85 of Chapter 156B of the MBCL (the "Dissenting Shares") and who, as of the Effective Time, have not effectively withdrawn or lost such appraisal rights, shall not be converted into or represent a right to receive Parent Common Stock pursuant to
Section 1.5(a), but the holders thereof shall only be entitled to such rights as are granted to such holders by the MBCL.

             (b) Notwithstanding the foregoing, if any holder of Company Common Stock who demands appraisal of such Common Stock under the MBCL shall have failed to perfect or shall have effectively withdrawn or lost such right of appraisal, then, as of the later of the Effective Time and the occurrence of such failure to perfect, withdrawal or loss, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common Stock (upon surrender of the Company Stock Certificate, as defined in Section 1.6, representing such shares of Company Common Sock) as provided in
Section 1.5(a).

             (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Common Stock, withdrawals of such demands, and any other instruments served pursuant to the MBCL that relate to any such demand for appraisal and (ii) the opportunity to direct all negotiations and proceedings which take place with respect to demands for appraisal under the MBCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of the Company Common Stock, offer to settle or settle any such demands, or waive any failure timely to deliver a written demand for appraisal in accordance with the MBCL.

         1.10 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and Merger Sub as follows:

         2.1 SUBSIDIARIES; DUE ORGANIZATION; ETC.

             (a) The Company has no Subsidiaries, except for the corporations identified in Part 2.1(a)(i) of the Company Disclosure Schedule; and neither the Company nor any of the other corporations identified in Part 2.1(a)(i) of the Company Disclosure Schedule owns any capital stock of, or any equity interest of any nature in, any other Entity, other than the Entities identified in Part 2.1(a)(ii) of the Company Disclosure Schedule. (The Company and each of its Subsidiaries are referred to collectively in this Agreement as the "Acquired Corporations.") None of the Acquired Corporations has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. Except as set forth in Part 2.1(a)(iii) of the Company Disclosure Schedule, none of the Acquired Corporations has, at any time, been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

             (b) Each of the Acquired Corporations is a corporation, partnership or limited liability company duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; and
(ii) to own and use its assets in the manner in which its assets are currently owned and used.

             (c) Each of the Acquired Corporations is duly licensed or qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification.

         2.2 ARTICLES OF ORGANIZATION AND BY-LAWS. Except as set forth in Part
2.2 of the Company Disclosure Schedule, the Company has delivered to Parent accurate and complete copies of the articles of organization, by-laws and other charter and organizational documents of each of the Acquired Corporations, including all amendments thereto.

         2.3 CAPITALIZATION, ETC.

             (a) The authorized capital stock of the Company consists of: (i) 40,000,000 shares of Company Common Stock, of which 9,899,671 shares have been issued and are outstanding as of the date of this Agreement; and (ii) 2,500,000 shares of Company Preferred Stock, of which no shares have been issued or are outstanding. Except as set forth in

Part 2.3(a)(i) of the Company Disclosure Schedule, the Company does not hold any shares of its capital stock in its treasury. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. There are no shares of Company Common Stock held by any of the other Acquired Corporations. Except as set forth in Part 2.3(a)(ii) of the Company Disclosure Schedule: (i) none of the outstanding shares of Company Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of Company Common Stock is subject to any right of first refusal in favor of the Company; and (iii) there is no Acquired Corporation Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock. None of the Acquired Corporations is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock.

             (b) As of the date of this Agreement: (i) 150,000 shares of Company Preferred Stock, designated as Series A Junior Participating Cumulative Preferred Stock, are reserved for future issuance upon exercise of the rights (the "Rights") issued pursuant to the Shareholder Rights Agreement, dated as of April 29, 1996, between the Company and State Street Bank and Trust Company, as Rights Agent (the "Company Rights Agreement"); (ii) 1,898,562 shares of Company Common Stock are subject to issuance pursuant to stock options granted and outstanding under the Company's 1995 Stock Option and Incentive Plan; (iii) 184,830 shares of Company Common Stock are subject to issuance pursuant to stock options granted and outstanding under the Clare, Inc. Non-Qualified Stock Option Plan; and (iv) 541,471 shares of Company Common Stock are reserved for future issuance pursuant to the Company's 1995 Employee Stock Purchase Plan (the "ESPP") (options to purchase shares of Company Common Stock, whether granted by the Company pursuant to the Company's stock option plans, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted, are referred to in this Agreement as "Company Options.") Part 2.3(b) of the Company Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of the date of this
Agreement: (i) the particular plan (if any) pursuant to which such Company Option was granted; (ii) the name of the optionee; (iii) the number of shares of Company Common Stock subject to such Company Option; (iv) the exercise price of such Company Option; (v) the date on which such Company Option was granted; (vi) the applicable vesting schedule, the extent to which such Company Option is vested and exercisable as of the date of this Agreement; (vii) the date on which such Company Option expires; and (viii) whether such Company Option has been designated an "incentive stock option" as defined in Section 422 of the Code. The Company has delivered to Parent accurate and complete copies of all stock option plans pursuant to which any of the Acquired Corporations has ever granted stock options, the forms of all stock option agreements evidencing such options and any stock option agreements that differ in any material respect from such forms of stock option agreements.

             (c) Except as set forth in Parts 2.3(b) and 2.3(c) of the Company Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the Acquired Corporations; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Acquired Corporations; (iii) stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which any of the Acquired Corporations is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities, other than the Company Rights Agreement; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of any of the Acquired Corporations.

             (d) All outstanding shares of capital stock, options and other securities of the Acquired Corporations have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements and (ii) all requirements set forth in applicable Contracts.

             (e) Except as set forth in Part 2.3(e) of the Company Disclosure Schedule, (i) all of the outstanding shares of capital stock of each of the Company's Subsidiaries having corporate form have been duly authorized and validly issued, are fully paid and nonassessable and free of preemptive rights, and (ii) all of the outstanding equity interests of each of the Company's Subsidiaries having a form other than that of a corporation have been duly authorized and validly issued, are fully paid and nonassessable and free of preemptive rights, and with respect to the equity interests described in either of clauses (i) or (ii) above, such equity interests have no personal liability attaching to the ownership thereof, and are owned beneficially and of record by the Company, free and clear of any Encumbrances.

         2.4 SEC FILINGS; FINANCIAL STATEMENTS.

             (a) The Company has made available to Parent accurate and complete copies of all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by the Company with the SEC since March 31, 2001, and all amendments thereto (the "Company SEC Documents"). All statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC have been so filed on a timely basis. None of the Company's Subsidiaries is required to file any documents with the SEC. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing),
(i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

             (b) The consolidated condensed financial statements (including any related notes) contained in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount), and (iii) fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries for the periods covered thereby.

         2.5 ABSENCE OF CHANGES. Except as set forth in Part 2.5 of the Company Disclosure Schedule, between the date of the Company Unaudited Interim Balance Sheet and the date of this Agreement:

             (a) there has not been any Material Adverse Effect on the Acquired Corporations, and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations;

             (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, the assets of the Acquired Corporations, taken as a whole, whether or not covered by insurance;

             (c) none of the Acquired Corporations has (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

             (d) none of the Acquired Corporations has sold, issued or granted, or authorized the issuance of, (i) any capital stock or other security (except for Company Common Stock issued upon the valid exercise of outstanding Company Options), (ii) any option, warrant or right to acquire any capital stock or any other security (except for Company Options identified in Part 2.3(b) of the Company Disclosure Schedule), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

             (e) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of any of the Company's stock option plans, (ii) any provision of any Contract evidencing any outstanding Company Option, or (iii) any restricted stock purchase agreement;

             (f) there has been no amendment to the articles of organization, by-laws or other charter or organizational documents of any of the Acquired Corporations, and none of the Acquired Corporations has effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

             (g) none of the Acquired Corporations has received any Company Acquisition Proposal;

             (h) none of the Acquired Corporations has formed any Subsidiary or acquired any equity interest or other interest in any other Entity;

             (i) none of the Acquired Corporations has made any capital expenditure which, when added to all other capital expenditures made on behalf of the Acquired Corporations between the date of the Company Unaudited Interim Balance Sheet and the date of this Agreement, exceeds $250,000 in the aggregate;

             (j) except in the ordinary course of business and consistent with past practices, none of the Acquired Corporations has amended or terminated, or waived any material right or remedy under, any Material Contract;

             (k) none of the Acquired Corporations has (i) acquired, leased or licensed any right or other asset from any other Person that is material to the Acquired Corporations, taken as a whole, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person that is material to the Acquired Corporations, taken as a whole, or (iii) waived or relinquished any right, except for rights or other assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices; (l) none of the Acquired Corporations has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness in excess of $100,000 in the aggregate;

             (m) none of the Acquired Corporations has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges or Encumbrances of immaterial assets made in the ordinary course of business and consistent with past practices;

             (n) none of the Acquired Corporations has (i) lent more than $25,000 to any Person or (ii) incurred or guaranteed any indebtedness for borrowed money in excess of $25,000;

             (o) none of the Acquired Corporations has (i) adopted, established or entered into any Employee Plan (as defined in Section 2.17), (ii) caused or permitted any Employee Plan to be amended in any material respect, or (iii) except for amounts required to be paid under the terms of existing Employee Plans, paid any bonus or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

             (p) none of the Acquired Corporations has changed any of its methods of accounting or accounting practices in any material respect;

             (q) none of the Acquired Corporations has made any material Tax election;

             (r) none of the Acquired Corporations has commenced any Legal Proceeding or settled any Legal Proceeding for an amount in excess of $100,000;

             (s) none of the Acquired Corporations has entered into any transaction or taken any other action that has had, or could reasonably be expected to have, a Material Adverse Effect on the Acquired Corporations;

             (t) none of the Acquired Corporations has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with past practices; and

             (u) none of the Acquired Corporations has agreed or committed to take any of the actions referred to in clauses "(c)" through "(t)" above.

         2.6 TITLE TO ASSETS. The Acquired Corporations own, and have good and valid title to, all assets purported to be owned by them, including: (a) all assets reflected on the Company Unaudited Interim Balance Sheet (except for inventory sold or otherwise disposed of in the ordinary course of business since the date of the Company Unaudited Interim Balance Sheet); and (b) all other assets reflected in the books and records of the Acquired Corporations as being owned by the Acquired Corporations. All of said assets are owned by the Acquired Corporations free and clear of any Encumbrances, except for (i) any lien for current Taxes not yet due and payable, (ii) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations, and (iii) liens described in
Part 2.6 of the Company Disclosure Schedule.

         2.7 RECEIVABLES; CUSTOMERS; INVENTORIES.

             (a) All existing accounts receivable of the Acquired Corporations (including those accounts receivable reflected on the Company Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since the date of the Company Unaudited Interim Balance Sheet and have not yet been collected) (i) represent valid obligations of customers of the Acquired Corporations arising from transactions entered into in the ordinary course of business and (ii) are current and, to the best of the Company's knowledge, will be collected in full when due, without any counterclaim or set off (net of an allowance not to exceed $800,000 in the aggregate).

             (b) Part 2.7(b) of the Company Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the revenues received from, each customer or other Person that accounted for (i) more than $200,000 of the consolidated gross revenues of the Acquired Corporations in the fiscal year ended March 31, 2001, or (ii) more than $150,000 of the consolidated gross revenues of the Acquired Corporations in the nine-month ended December 23, 2001. The Company has not received any notice (in writing or otherwise) from any customer or other Person identified in Part 2.7(b) of the Company Disclosure Schedule, and has not received any other information, indicating that any customer or other Person identified in Part 2.7(b) of the Company Disclosure
Schedule intends to reduce the volume of business transacted by such Person with any of the Acquired Corporations.

             (c) The net inventory of the Acquired Corporations reflected on the Company Unaudited Interim Balance Sheet was, and the current net inventory (the "Inventory") of the Acquired Corporations is, in usable and saleable condition in the ordinary course of business and, in the case of inventory reflected on the Company Unaudited Interim Balance Sheet, at an amount not less than the amounts carried therein. The Inventory (net of a reserve of $4,000,000) is not excessive and is adequate in relation to the current trading requirements of the business of the Acquired Corporations.

         2.8 REAL PROPERTY; EQUIPMENT; LEASEHOLD. All material items of equipment and other tangible assets owned by or leased to the Acquired Corporations are in good and safe condition and repair (ordinary wear and tear excepted) and, to the best knowledge of the Company, are adequate for the conduct of the business of the Acquired Corporations in the manner in which such business is currently being conducted and is presently proposed by the Company to be conducted. None of the Acquired Corporations owns any real property or any interest in any real property, except for (a) the leaseholds created under the real property leases identified in Part 2.8(a) of the Company Disclosure Schedule and (b) the land described in Part 2.8(b) of the Company Disclosure Schedule to which the Company has good and marketable fee title and which is owned by the Company free and clear of any Encumbrances, except for the Encumbrances identified in Part 2.8(b) of the Company Disclosure Schedule.

         2.9 PROPRIETARY ASSETS.

             (a) Part 2.9(a)(i) of the Company Disclosure Schedule sets forth, with respect to each Proprietary Asset owned by any of the Acquired Corporations and registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.9(a)(ii) of the Company Disclosure Schedule identifies and provides a brief description of each Proprietary Asset owned by any of the Acquired Corporations that is material to the business of the Acquired Corporations and that is not listed on Part 2.9(a)(i) of the Company Disclosure Schedule. Part 2.9(a)(iii) of the Company Disclosure Schedule identifies and provides a brief description of, and identifies any ongoing royalty or payment obligations in excess of $10,000 with respect to, each Proprietary Asset that is licensed or otherwise made available to any of the Acquired Corporations by any Person and is material to the business of the Acquired Corporations (except for any non-customized software program that is licensed to any Acquired Corporation under any third party software license generally available to the public on standard terms), and identifies the Contract under which such Proprietary Asset is being licensed or otherwise made available to such Acquired Corporation. The Acquired Corporations have good and valid title to all of the Acquired Corporation Proprietary Assets identified or required to be identified in Parts 2.9(a)(i) and 2.9(a)(ii) of the Company Disclosure Schedule, free and clear of all Encumbrances, except for (A) any lien for current Taxes not yet due and payable and (B) minor liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the Acquired Corporation Proprietary Assets subject thereto or materially impair the operations of any of the Acquired Corporations. The Acquired Corporations have a valid right to use, license and otherwise exploit all Proprietary Assets identified in Part 2.9(a)(iii) of the Company Disclosure Schedule. Except as set forth in Part 2.9(a)(iv) of the Company Disclosure Schedule, none of the Acquired Corporations has developed jointly with any other Person any Acquired Corporation Proprietary Asset that is material to the business of the Acquired Corporations and with respect to which such other Person has any rights. Except as set forth in Part 2.9(a)(v) of the Company Disclosure Schedule, there is no Acquired Corporation Contract (with the exception of end user license agreements in the form previously delivered by the Company to Parent) pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Acquired Corporation Proprietary Asset.

             (b) The Acquired Corporations have taken all commercially reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all material Acquired Corporation Proprietary Assets (except Acquired Corporation Proprietary Assets whose value would be unimpaired by disclosure). Without limiting the generality of the foregoing, (i) each current or former employee of any Acquired Corporation who is or was involved in, or who has contributed to, the creation or development of any material Acquired Corporation Proprietary Asset has executed and delivered to such Acquired Corporation an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to one of the three forms of Employee Nondisclosure Agreement and Invention Assignment Agreement, Employee Confidentiality Agreement and/or Employee Invention Agreement previously delivered by the Company to Parent and (ii) each current and former consultant and independent contractor to any Acquired Corporation who is or was involved in, or who has contributed to, the creation or development of any material Acquired Corporation Proprietary Asset has executed and delivered to such Acquired Corporation an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to one of the three forms of Employee Nondisclosure Agreement and Invention Assignment Agreement, Employee Confidentiality Agreement and/or Employee Invention Agreement previously delivered by the Company to Parent previously delivered to

Parent. No current or former employee, officer, director, stockholder, consultant or independent contractor has any right, claim or interest in or with respect to any Acquired Corporation Proprietary Asset.

             (c) To the best of the knowledge of the Company: (i) all patents, trademarks, service marks and copyrights held by any of the Acquired Corporations are valid, enforceable and subsisting; (ii) none of the Acquired Corporation Proprietary Assets and no Proprietary Asset that is currently being developed by any of the Acquired Corporations (either by itself or with any other Person) infringes, misappropriates or conflicts with any Proprietary Asset owned or used by any other Person; (iii) none of the products, systems, software, computer programs, source code, models, algorithms, formulae, compounds, inventions, designs, technology, processes, proprietary rights or intangible assets that is or has been designed, created, developed, assembled, used, manufactured or sold by any of the Acquired Corporations and that are material to the business of the Acquired Corporations is infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person, and none of such products, systems, software, computer programs, source code, models, algorithms, formulae, compounds, inventions, designs, technology, processes, proprietary rights or intangible assets has at any time infringed, misappropriated or made any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person; (iv) none of the Acquired Corporations has received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person; (v) none of the Acquired Corporations has provided any notice or other communication (in writing or otherwise) to any Person alleging or otherwise claiming that any patents of such Person are invalid or will not be infringed by any products manufactured or sold by any of the Acquired Corporations; and (vi) no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any material Acquired Corporation Proprietary Asset.

             (d) The Acquired Corporation Proprietary Assets constitute all the Proprietary Assets necessary to enable the Acquired Corporations to conduct their business in the manner in which such business is being conducted and is presently proposed by the Company to be conducted. None of the Acquired Corporations has (i) licensed any of the material Acquired Corporation Proprietary Assets to any Person on an exclusive basis or (ii) entered into any covenant not to compete or Contract limiting or purporting to limit the ability of any Acquired Corporation to exploit fully any material Acquired Corporation Proprietary Assets or to transact business in any market or geographical area or with any Person. The consummation of the Merger and the other transactions contemplated by this Agreement will not, directly or indirectly, cause or result in any loss or termination of, or give any Person the right to cancel, rescind, restrict, terminate or modify the terms of, any Acquired Corporation's rights and interest in any Acquired Corporation Proprietary Asset.

         2.10 CONTRACTS.

             (a) Part 2.10 of the Company Disclosure Schedule identifies each Acquired Corporation Contract that constitutes a "Material Contract." For purposes of this Agreement, each of the following shall be deemed to constitute a "Material Contract":

                 (i) any Contract (A) relating to the employment of, or the performance of services by, any employee or consultant, (B) pursuant to which any of the Acquired Corporations is or may become obligated to make any severance, termination or similar payment to any current or former employee or director, or (C) pursuant to which any of the Acquired Corporations is or may become obligated to make any bonus or similar payment (other than payments constituting base salary) in excess of $50,000 to any current or former employee or director;

                 (ii) any Contract relating to the acquisition, transfer, development, sharing or license of any Proprietary Asset (except for any Contract pursuant to which (A) any Proprietary Asset is licensed to the Acquired Corporations under any third party software license generally available to the public or (B) any Proprietary Asset is licensed by any of the Acquired Corporations to any Person on a non-exclusive basis);

                 (iii) any Contract pursuant to which any Person is the sole-source supplier of any material contained in any product of the Acquired Corporations;

                 (iv) any Contract that provides for indemnification of any officer, director or employee of any of the Acquired Corporations;

                 (v) any Contract imposing any restriction on the right or ability of any Acquired Corporation (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, (C) to solicit, hire or retain any Person as an employee, consultant or independent contractor, (D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person, (E) to perform services for any other Person, or (F) to transact business or deal in any other manner with any other Person;

                 (vi) any Contract (other than Contracts evidencing Company Options set forth in Part 2.3(b) of the Company Disclosure Schedule) (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities, (B) providing any Person with any preemptive right, right of participation, right of maintenance, registration right or any similar right with respect to any securities, or (C) providing any of the Acquired Corporations with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

                 (vii) any Contract incorporating or relating to any guaranty, any warranty or any indemnity or similar obligation;

                 (viii) any Contract relating to any currency hedging; (ix) any Contract (other than any Contract to which Parent is a party) (A) imposing any confidentiality obligation on any of the Acquired Corporations or on any other Person or (B) containing "standstill" or similar provisions;

                 (x) any Contract (A) to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations or (B) between any Acquired Corporation and any contractor or subcontractor to any Governmental Body that imposes any restrictions on the business of the Acquired Corporations as it is presently conducted and as presently proposed by the Company to be conducted;

                 (xi) any Contract requiring that any of the Acquired Corporations give any notice or provide any information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction or similar transaction, including any proposal or transaction involving Parent;

                 (xii) any Contract that has a term of more than 60 days and that may not be terminated by an Acquired Corporation (without penalty) within 60 days after the delivery of a termination notice by such Acquired Corporation;

                 (xiii) any Contract that provides for the payment or delivery of cash or other consideration in an amount or having a value in excess of $200,000 in the aggregate, or provides for the performance of services having a value in excess of $200,000 in the aggregate;

                 (xiv) any Contract that could reasonably be expected to have a material effect on (A) the business, condition, capitalization, assets, liabilities, operations or financial performance of the Acquired Corporations, taken as a whole, or (B) the ability of the Company to perform any of its obligations under, or to consummate any of the transactions contemplated by, this Agreement;

                 (xv) any Contract that is otherwise material to the business of the Acquired Corporations taken as a whole and provides a right to a third party to terminate such Contract as a result of an Acquisition Transaction; and

                 (xvi) any Contract under which the consequences of a default or termination could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations.

The Company has delivered to Parent an accurate and complete copy of each Material Contract.

             (b) Each Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

             (c) Except as set forth in Part 2.10(c) of the Company Disclosure
Schedule: (i) none of the Acquired Corporations has violated or breached, or committed any default under, any Material Contract, except for violations, breaches and defaults that have not had and could not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations; and, to the best of the knowledge of the Company, no other Person has violated or breached, or committed any default under, any Material Contract, except for violations, breaches and defaults that have not had and could not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations, (ii) to the best of the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) could reasonably be expected to (A) result in a violation or breach under any Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Contract, (C) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any Material Contract, (D) give any Person the right to accelerate the maturity or performance of any Material Contract, or (E) give any Person the right to cancel, terminate or modify any Material Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had an could not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations; and (iii) since April 1, 2001, none of the Acquired Corporations has received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Material Contract.

         2.11 LIABILITIES. None of the Acquired Corporations has any accrued, contingent or other liabilities of any nature, either matured or unmatured, except for: (a) liabilities identified as such, or for which sufficient reserves have been established and are reflected, in the Company Unaudited Interim Balance Sheet or the notes thereto; (b) liabilities that have been incurred by the Acquired Corporations since the date of the Company Unaudited Interim Balance Sheet in the ordinary course of business and consistent with past practices; (c) liabilities incurred under this Agreement and the other agreements contemplated hereby; (d) liabilities for performance of the Acquired Corporations' obligations under the Company Contracts, to the extent the nature and magnitude of such liabilities can be specifically ascertained by reference to the text of such Company Contracts; and (e) liabilities described in Part
2.11 of the Company Disclosure Schedule.

         2.12 SALE OF PRODUCTS. Since April 1, 2001, the Company has not received any notice (in writing or otherwise) from any customer or other Person identified in Part 2.7(b) of the Company Disclosure Schedule asserting any claim against any of the Acquired Corporations (i) under or based upon any warranty provided by or on behalf of any of the Acquired Corporations or (ii) under or based upon any other warranty relating to any product, system, program, Proprietary Asset or other asset designed, developed, manufactured, assembled, sold, installed, repaired, licensed or otherwise made available by any of the Acquired Corporations.

         2.13 COMPLIANCE WITH LEGAL REQUIREMENTS. Each of the Acquired Corporations is, and has at all times since April 1, 2001 been, in compliance in all material respects with all applicable Legal Requirements. Since April 1, 2001, none of the Acquired Corporations has received any notice or other communication (in writing or otherwise) from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any applicable Legal Requirement.

         2.14 GOVERNMENTAL AUTHORIZATIONS.

             (a) The Acquired Corporations hold all Governmental Authorizations necessary to enable the Acquired Corporations to conduct their respective businesses in the manner in which such businesses are currently being conducted, except where the failure to hold such Governmental Authorizations has not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations. All such Governmental Authorizations are valid and in full force and effect. Each Acquired Corporation is, and at all times since April 1, 2001 has been, in substantial compliance with the terms and requirements of such Governmental Authorizations, except where the failure to be in compliance the terms and requirements of any such Governmental Authorizations has not had and would not reasonably be expected to result in a Material Adverse Effect on the Acquired Corporations. Since April 1, 2001, none of the Acquired Corporations has received any notice or other communication (in writing or otherwise) from any Governmental Body regarding (i) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization. No Governmental Body has at any time challenged in writing the right of any of the Acquired Corporations to design, manufacture, offer or sell any of its products.

             (b) Part 2.14(b) of the Company Disclosure Schedule lists each grant, incentive or subsidy provided or made available to or for the benefit of any of the Acquired Corporations by any U.S. or foreign Governmental Body or otherwise. Each of the Acquired Corporations is in full compliance with all of the terms and requirements of each grant, incentive and subsidy identified or required to be identified in Part 2.14(b) of the Company Disclosure Schedule. Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will (with or without notice or lapse of time) give any Person the right to revoke, withdraw, suspend, cancel, terminate or modify any grant, incentive or subsidy identified or required to be identified in Part 2.15(b) of the Company Disclosure Schedule.

         2.15 TAX MATTERS.

             (a) Each of the Tax Returns required to be filed by or on behalf of the respective Acquired Corporations with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Acquired Corporation Returns") (i) has been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) has been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Acquired Corporation Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.

             (b) The Company Unaudited Interim Balance Sheet fully accrues all actual and contingent liabilities for Taxes with respect to all periods through December 23, 2001 in accordance with generally accepted accounting principles. Each Acquired Corporation will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from December 24, 2001 through the Closing Date.

             (c) Except as provided in Part 2.15(c) of the Company Disclosure Schedule, no Acquired Corporation Return has ever been examined or audited by any Governmental Body. No extension or waiver of the limitation period applicable to any of the Acquired Corporation Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from any Acquired Corporation.

             (d) Except as provided in Part 2.15(d) of the Company Disclosure Schedule, no claim or Legal Proceeding is pending or, to the best of the knowledge of the Company, has been threatened against or with respect to any Acquired Corporation in respect of any material Tax. There are no unsatisfied liabilities for material Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by any Acquired Corporation with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Acquired Corporations and with respect to which adequate reserves for payment have been established on the Company Unaudited Interim Balance Sheet). There are no liens for material Taxes upon any of the assets of any of the Acquired Corporations except liens for current Taxes not yet due and payable. None of the Acquired Corporations has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code (or any comparable provision of state or foreign Tax laws). None of the Acquired Corporations has been, and none of the Acquired Corporations will be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to
Section 481 or 263A of the Code (or any comparable provision of state or foreign Tax laws) as a result of transactions or events occurring, or accounting methods employed, prior to the Closing. No Acquired Corporation is or has ever been bound by any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Governmental Body.

             (e) Except as set forth in Part 2.15(e) of the Company Disclosure Schedule, no Acquired Corporation is party to any agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of any of the Acquired Corporations that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to
Section 280G or Section 162(m) of the Code (or any comparable provision under state or foreign Tax laws). None of the Acquired Corporations is, or has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

             (f) None of the Acquired Corporations has been either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

             (g) None of the Acquired Corporations has (i) except as set forth in Part 2.15(g)(i) of the Company Disclosure Schedule, ever been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company), (ii) any liability for the Taxes of any person (other than another of the Acquired Corporations) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law), as a transferee or successor, or otherwise, or (iii) ever been a party to any joint venture, partnership or other agreement that could be treated as a partnership for Tax purposes.

         2.16 EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

             (a) Part 2.16(a) of the Company Disclosure Schedule identifies each deferred compensation, incentive compensation, stock purchase, stock option, severance pay, disability benefits, medical, life or other insurance, flexible benefits, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "Employee Plans") sponsored, maintained, contributed to or required to be contributed to by any of the Acquired Corporations for the benefit of any current or former employee of any of the Acquired Corporations or pursuant to which any of the Acquired Corporations has or may in the future have any liability.

             (b) Except as set forth in Part 2.16(a) of the Company Disclosure Schedule, none of the Acquired Corporations maintains, sponsors or contributes to, and none of the Acquired Corporations has at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or any similar pension benefit plan under the laws of any foreign jurisdiction, whether or not excluded from coverage under specific Titles or Subtitles of ERISA for the benefit of any current or former employees, directors or consultants of any of the Acquired Corporations or any ERISA Affiliate (a "Pension Plan").

             (c) Except as set forth in Part 2.16(a) of the Company Disclosure Schedule, none of the Acquired Corporations maintains, sponsors or contributes to any employee welfare benefit plan (as defined in Section 3(1) of ERISA), or any similar welfare benefit plan under the laws of any foreign jurisdiction, whether or not excluded from coverage under specific Titles or Subtitles of ERISA, for the benefit of any current or former employees, directors or consultants of any of the Acquired Corporations (a "Welfare Plan").

             (d) With respect to each Employee Plan, the Company has delivered to Parent, to the extent relevant: (i) an accurate and complete copy of such Employee Plan (including all amendments thereto); (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Employee Plan for the last three years (Form Series 5500 and all schedules and financial statements attached thereto); (iii) an accurate and complete copy of the most recent summary plan description, together with each summary of material modifications, if required under ERISA, with respect to such Employee Plan; (iv) if such Employee Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies of the most recent financial statements thereof; (v) accurate and complete copies of all Contracts relating to such Employee Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Employee Plan (if such Employee Plan is intended to be qualified under Section 401(a) of the Code); (vii) all material correspondence concerning any controversy or potential controversy to or from any governmental agency relating to any Employee Plan; (viii) all discrimination tests conducted for the Employee Plan for the most recent three years; and (ix) if the Employee Plan is funded, the most recent annual and periodic accounting of Plan assets.

             (e) None of the Acquired Corporations has at any time ever maintained, established, sponsored, participated in, or contributed to any plan subject to Title IV of ERISA or Section 412 of the Code nor is any Acquired Corporation subject to any present liability or potential future liability with respect to such a plan. None of the Employee Plans identified in Part 2.16(a) of the Company Disclosure Schedule is a multiemployer plan (within the meaning of Section 3(37) of ERISA). None of the Acquired Corporations has ever made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA). None of the Acquired Corporations has maintained, established, sponsored, participated in, or contributed to, any Pension Plan in which stock of any of the Acquired Corporations is or was held as a plan asset.

             (f) No "reportable event" (as such term is defined in Section 4043 of ERISA), "prohibited transaction" (within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA), or "accumulated funding deficiency" (as such term is defined in
Section 302 of ERISA and Section 412 of the Code) has occurred with respect to any Employee Plan that could result in a liability to any of the Acquired Corporations. None of the Acquired Corporations has engaged in, or is a successor or parent corporation to any entity that has engaged in, a transaction described in Section 4069 of ERISA. None of the Acquired Corporations has incurred any penalty or tax with respect to any Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. To the knowledge of the Company, the Acquired Corporations have made all contributions and other payments required by and due under the terms of each Employee Plan.

             (g) None of the Acquired Corporations has any plan or commitment to create any Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law) in a manner that would affect any current or former employee, director or consultant of any of the Acquired Corporations. Each Employee Plan (other than any Employee Plan to be terminated prior to the Effective Time in accordance with this Agreement) can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent or the Acquired Corporations (other than ordinary administration expenses).

             (h) No Employee Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee, director or consultant of any of the Acquired Corporations after any termination of service of such employee, director or consultant (other than benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code). Except as set forth in Part 2.16(h) of the Company Disclosure Schedule, none of the Acquired Corporations maintains, sponsors or contributes to any self-funded Welfare Plan.

             (i) Each of the Employee Plans has been operated and administered in all material respects in accordance with its terms and with applicable Legal Requirements, including, but not limited to, ERISA, the Code and applicable foreign Legal Requirements. The Acquired Corporations have performed all of their respective material obligations under the Employee Plans.

             (j) Each of the Employee Plans intended to be qualified under
Section 401(a) of the Code has received a favorable opinion letter from the Internal Revenue Service as to the form of the prototype plan adopted by the Company, and nothing has occurred that would adversely affect such determination.

             (k) Except as set forth in Part 2.11(k) of the Company Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any bonus, golden parachute, severance or other payment or obligation to any current or former employee, director or consultant of any of the Acquired Corporations or any ERISA Affiliate (whether or not under any Employee Plan), or materially increase the benefits payable or provided under any Employee Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

             (l) Part 2.16(n) of the Company Disclosure Schedule contains a list of all salaried employees of each of the Acquired Corporations as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them during the Company's current fiscal year (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. Except as set forth in Part 2.16(n) of the Company Disclosure Schedule, all of the employees of the Acquired Corporations are "at will" employees.

             (m) Part 2.16(o) of the Company Disclosure Schedule identifies each employee of any of the Acquired Corporations who is not fully available to perform work because of disability or other leave and sets forth the basis of such disability or leave and the anticipated date of return to full service.

             (n) Each of the Acquired Corporations is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

             (o) None of the Acquired Corporations is a party to, or bound by, any union or collective bargaining agreement or other Contract with any trade or labor union, employees' association or similar organization (collectively, "Labor Agreements"), nor is any such Labor Agreement presently being negotiated, nor is there any duty on the part of any of the Acquired Corporations to bargain with any labor organization or representative for any Labor Agreement.

             (p) Each of the Acquired Corporations has maintained workers' compensation coverage as required by applicable state law through purchase of insurance and not by self-insurance or otherwise. There are no pending, threatened or reasonably anticipated claims or actions against the Acquired Corporations under any workers' compensation policy or long-term disability policy.

         2.17 ENVIRONMENTAL MATTERS.

             (a) Each of the Acquired Corporations (i) is in compliance in all material respects with all applicable Environmental Laws and (ii) possesses all Governmental Authorizations required under applicable Environmental Laws, and is in compliance in all material respects with the terms and conditions thereof. None of the Acquired Corporations has received any notice or other written communication, whether from a Governmental Body, citizens group, Employee or otherwise, that alleges that any of the Acquired Corporations is in material noncompliance with any Environmental Law, and, to the best of the knowledge of the Company, there are no circumstances that may prevent or interfere with the compliance by any of the Acquired Corporations with any Environmental Law in the future.

             (b) To the best knowledge of the Company, (i) except as set forth in Part 2.17(b) of the Company Disclosure Schedule, there has been no release or threat of release of any Material of Environmental Concern to the environment by any of the Acquired Corporations or any other person at any property that is or was leased to, controlled by or used by any of the Acquired Corporations at levels that would require reporting to a Governmental Authority pursuant to Environmental Laws, (ii) none of the property leased to, controlled by or used by any of the Acquired Corporations contains any underground storage tanks, asbestos, PCB-containing equipment, or underground injection wells, and (iii) none of the property leased to, controlled by or used by any of the Acquired Corporations contains any septic tanks in which process wastewater or any Materials of Environmental Concern have been disposed of.

             (c) Except as set forth in Part 2.17(c) of the Company Disclosure Schedule, none of the Acquired Corporations (i) has sent or transported, or arranged to send or transport, any Materials of Environmental Concern to a site that, pursuant to any applicable Environmental Law, has been placed on the "National Priorities List" of hazardous waste sites or any similar state list or is otherwise designated or identified as a site requiring investigation, remediation, cleanup, closure or other environmental remedial activity, and (ii) is or has been required to take "removal" or "remedial" action pursuant to any applicable Environmental Law at any property currently or formerly owned or leased by any of the Acquired Corporations.

         2.18 INSURANCE. The Company has made available to Parent a copy of all material insurance policies and all material self insurance programs and arrangements relating to the business, assets and operations of the Acquired Corporations. Each of such insurance policies is in full force and effect. Since April 1, 2001, none of the Acquired Corporations has received any notice or other communication from the insurer regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any material claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. The Company has not received written notice from any of its insurers that there is any pending workers' compensation or other claim under or based upon any insurance policy of any of the Acquired Corporations.

         2.19 TRANSACTIONS WITH AFFILIATES. Except as set forth in the Company SEC Documents made available to Parent and filed prior to the date of this Agreement, between March 31, 2001 and the date of this Agreement, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC. Part 2.20 of the Company Disclosure Schedule identifies each Person who is (or who may be deemed to be) an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company as of the date of this Agreement.

         2.20 LEGAL PROCEEDINGS; ORDERS.

             (a) Except as set forth in Part 2.21(a) of the Company Disclosure Schedule, there is no pending Legal Proceeding, and, to the best of the knowledge of the Company, no Person has threatened to commence any Legal
Proceeding: (i) that involves any of the Acquired Corporations or any of the assets owned or used by any of the Acquired Corporations (A) in which any injunctive or other equitable relief is being sought against any of the Acquired Corporations or is being threatened to be sought against any of the Acquired Corporations, or (B) that, if determined adversely, could reasonably be expected to result in the payment by any of the Acquired Corporations of an amount in excess of $250,000 in any individual case (or $500,000 in the aggregate together with other such applicable Legal Proceedings or threatened Legal Proceedings); or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best of the knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to give rise to or serve as the basis for the commencement of any such Legal Proceeding.

             (b) There is no order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject. To the best of the knowledge of the Company, no officer or key employee of any of the Acquired Corporations is subject to any order, writ, injunction, judgment or decree that prohibits such officer or key employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Acquired Corporations.

         2.21 AUTHORITY; INAPPLICABILITY OF ANTI-TAKEOVER STATUTES; BINDING NATURE OF AGREEMENT. The Company has the requisite right, power and authority to enter into and to perform its obligations under this Agreement (it being understood that the Company cannot consummate the Merger unless and until it receives the Required Company Stockholders Vote). The board of directors of the Company (at a meeting duly called and held) has (a) unanimously determined that the Merger is advisable and fair and in the best interests of the Company and its stockholders, (b) unanimously authorized and approved the execution, delivery and performance of this Agreement by the Company and unanimously approved the Merger, (c) unanimously resolved to recommend the approval of this Agreement by the holders of Company Common Stock and directed that this Agreement and the Merger be submitted for consideration by the

Company's stockholders at the Company Stockholders' Meeting (as defined in Section 5.2), and (d) to the extent necessary, adopted a resolution having the effect of causing the Company not to be subject to any state takeover law or similar Legal Requirement that might otherwise apply to the Merger or any of the other transactions contemplated by this Agreement. This Agreement, assuming due and valid authorization, execution and delivery of this Agreement by Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Prior to the execution of the Company Stockholder Voting Agreements, the board of directors of the Company approved the Company Stockholder Voting Agreements and the transactions contemplated thereby. No state takeover statute or similar Legal Requirement applies or purports to apply to the Merger, this Agreement or any of the transactions contemplated hereby.

         2.22 NO DISCUSSIONS. As of the date of this Agreement, none of the Acquired Corporations, and no Representative of any of the Acquired Corporations, is engaged, directly or indirectly, in any discussions or negotiations with any other Person relating to any Acquisition Proposal.

         2.23 VOTE REQUIRED. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Stockholders' Meeting (the "Required Company Stockholder Vote") is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt this Agreement and approve the Merger and the other transactions contemplated by this Agreement.

         2.24 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 2.25 of the Company Disclosure Schedule, neither (a) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement by the Company, nor (b) the consummation by the Company of the Merger or any of the other transactions contemplated by this Agreement will, directly or indirectly (with or without notice or lapse of time):

             (i) contravene, conflict with or result in a violation of (A) any of the provisions of the articles of organization, by-laws or other charter or organizational documents of any of the Acquired Corporations or (B) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of any of the Acquired Corporations;

             (ii) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge the Merger or any of the other transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject;

             (iii) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the Acquired Corporations or that otherwise relates to the business of any of the Acquired Corporations or to any of the assets owned or used by any of the Acquired Corporations;

             (iv) contravene, conflict with or result in a violation or breach of, or result in a default under, any Material Contract, or give any Person the right to (A) declare a default or exercise any remedy under any such Material Contract, (B) a rebate, chargeback, penalty or change in delivery schedule under any such Material Contract, (C) accelerate the maturity or performance of any such Material Contract, or (D) cancel, terminate or modify any term of such Material Contract; or

             (v) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the Acquired Corporations (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Acquired Corporations, taken as a whole).

Except as may be required by the Securities Act, the Exchange Act, the MBCL, state securities or "blue sky" laws, the HSR Act, any foreign antitrust law or regulation and the Nasdaq rules (as they relate to the Form S-4 Registration Statement and the Joint Proxy Statement/Prospectus), none of the Acquired Corporations was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement by the Company or (y) the consummation by the Company of the Merger or any of the other transactions contemplated by this Agreement.

         2.25 FAIRNESS OPINION. The Company's board of directors has received the written opinion of Broadview International, LLC, financial advisor to the Company, dated as of April 21, 2002, to the effect that the Exchange Ratio is fair to the holders of Company Common Stock from a financial point of view. The Company has made available an accurate and complete copy of said written opinion to Parent.

         2.26 FINANCIAL ADVISOR. Except for Broadview International, LLC, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Acquired Corporations. The Company has furnished to Parent accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid to or may become payable to, and all indemnification and other agreements related to the engagement of, Broadview International, LLC.

         2.27 COMPANY RIGHTS AGREEMENT. The Company has amended the Company Rights Agreement to provide that (a) neither Parent nor Merger Sub, nor any affiliate of Parent or Merger Sub, shall be deemed to be an Acquiring Person (as defined in the Company Rights Agreement) as a result of the execution, delivery or performance of this Agreement, the Company Stockholder Voting Agreements or any of the agreements referred to in this Agreement or the consummation of the Merger or any of the other transactions contemplated hereby or thereby, (b) that neither a Distribution Date (as defined in the Company Rights Agreement) nor a Shares Acquisition Date (as defined in the Company Rights Agreement) shall be deemed to occur, and that the Rights will not separate from the Company Common Stock, as a result of the execution, delivery or performance of this Agreement, the Company Stockholder Voting Agreements or any of the agreements referred to in this Agreement or the consummation of the Merger or any of the other transactions contemplated hereby or thereby, and (c) that none of the Company, Parent, Merger Sub or the Surviving Corporation, nor any of their respective affiliates, shall have any obligations under the Company Rights Agreement to any holder (or former holder) of Rights as of or following the Effective Time. There has never been a Shares Acquisition Date or a Distribution Date under the Company Rights Agreement.

         2.28 FULL DISCLOSURE.

             (a) This Agreement (including the Company Disclosure Schedule) does not, and the certificate referred to in Section 6.6(e) will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

             (b) None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Form S-4 Registration Statement will, at the time the Form S-4 Registration Statement or any amendments or supplements thereto is filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus will, at the time the Joint Proxy Statement/Prospectus is mailed to the stockholders of the Company or the stockholders of Parent or at the time of the Company Stockholders' Meeting (as defined in Section 5.2) or the Parent Stockholders' Meeting (as defined in Section 5.2) (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder with respect to the information provided by the Company for inclusion therein.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub represent and warrant to the Company as follows:

         3.1 DUE ORGANIZATION; SUBSIDIARIES. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Massachusetts. Each of Parent and Merger Sub has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; (b) to own and use its assets in the manner in which its assets are currently owned and used; and (c) to perform its obligations under all Contracts by which it is bound.

         3.2 CAPITALIZATION.

             (a) The authorized capital stock of Parent consists of 80,000,000 shares of Parent Common Stock and 5,000,000 shares of preferred stock of Parent. As of April 15, 2002, 26,887,073 shares of Parent Common Stock were issued and outstanding. As of the date of this Agreement, no shares of preferred stock of Parent are outstanding. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. As of the date of this Agreement, 3,858,579 shares of Parent Common Stock are reserved for future issuance pursuant to outstanding stock options and 386,628 shares of Parent

Common Stock are reserved for future issuance pursuant to Parent's 1999 Employee Stock Purchase Plan.

             (b) Except as set forth in Section 3.2(a), there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the Parent Companies; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Parent Companies;
(iii) stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which any of the Parent Companies is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Parent.

             (c) All outstanding shares of capital stock, options and other securities of the Parent Companies have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

             (d) All of the outstanding shares of capital stock of the Parent Companies have been duly authorized and are validly issued, are fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, and are owned beneficially and of record by the Parent or one of its Subsidiaries, free and clear of any Encumbrances.

         3.3 SEC FILINGS; FINANCIAL STATEMENTS.

             (a) Parent has made available to the Company accurate and complete copies (excluding copies of exhibits) of each report, registration statement and definitive proxy statement filed by Parent with the SEC since March 31, 2001 (the "Parent SEC Documents"). All statements, reports, schedules, forms and other documents required to have been filed by Parent with the SEC have been so filed on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

             (b) The consolidated financial statements contained in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments which will not, individually or in the aggregate, be material in amount); and (iii) fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its consolidated subsidiaries for the periods covered thereby.

         3.4 ABSENCE OF CERTAIN CHANGES OR EVENTS. Between the date of the Parent Unaudited Interim Balance Sheet and the date of this Agreement:

             (a) there has not been any Material Adverse Effect on Parent, and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, could reasonably be expected to have a Material Adverse Effect on Parent;

             (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of any of Parent (whether or not covered by insurance);

             (c) Parent has not (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

             (d) Parent has not sold, issued or granted, or authorized the issuance of, (i) any capital stock or other security (except for Parent Common Stock issued upon the valid exercise of outstanding Parent Options), (ii) any option, warrant or right to acquire any capital stock or any other security (except for Parent Options issued in the ordinary course of business consistent with past practices), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

             (e) Parent has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of any of Parent's stock option plans, (ii) any provision of any Contract evidencing any outstanding Parent Option, or (iii) any restricted stock purchase agreement; or

             (f) there has been no amendment to the certificate of incorporation, bylaws or other charter or organizational documents of Parent, and, except for the acquisition of Westcode Semiconductors Limited and its Subsidiaries on January 22, 2002 by Parent's Subsidiary, IXYS Holdings Limited, neither Parent or Merger Sub has effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction.

         3.5 TITLE TO ASSETS The Parent Companies own, and have good and valid title to, all assets purported to be owned by the Parent Companies, including:
(a) all assets reflected on the Parent Unaudited Interim Balance Sheet (except for inventory sold or otherwise disposed of in the ordinary course of business since the date of the Parent Unaudited Interim Balance Sheet); and (b) all other assets reflected in the books and records of the Parent Companies as being owned by the Parent Companies. All of said assets are owned by the Parent Companies free and clear of any Encumbrances, except for (i) any lien for current Taxes not yet due and payable, (ii) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Parent Companies, and (iii) equipment liens for equipment purchased for the Parent Companies.

         3.6 PROPRIETARY ASSETS.

             (a) The Parent Companies have good and valid title to all of the Proprietary Assets owned by the Parent Companies that are material to the business of the Parent Companies ("PARENT PROPRIETARY ASSETS"), free and clear of all Encumbrances, except for (i) any lien for current taxes not yet due and payable, and (ii) minor liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Parent Companies.

             (b) To the best of the knowledge of Parent: (i) all patents, trademarks, service marks and copyrights held by any of the Parent Companies are valid, enforceable and subsisting; (ii) none of the Parent Proprietary Assets and no Parent Proprietary Asset that is currently being developed by any of the Parent Companies (either by itself or with any other Person) misappropriates or conflicts with any Proprietary Asset owned or used by any other Person; (iii) none of the products, systems, software, computer programs, source code, models, algorithms, formulae, compounds, inventions, designs, technology, processes, proprietary rights or intangible assets that are or have been designed, created, developed, assembled, used, manufactured or sold by any of the Parent Companies and that are material to the business of the Parent Companies is infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person, (iv) since April 1, 2001, none of the Parent Companies has received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person; and (v) no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Parent Proprietary Asset. None of the Parent Companies has developed jointly with any other Person any Parent Proprietary Asset that is material to the business of the Parent Companies and with respect to which such other Person has any rights. There is no material Parent Contract (as defined in Section 3.6) pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Parent Proprietary Asset.

             (c) The Parent Proprietary Assets, together with any Proprietary Assets currently being licensed to the Parent Companies by third parties, constitute in all material respects all the Proprietary Assets necessary to enable the Parent Companies to conduct their business in the manner in which such business is being conducted and is proposed to be conducted.

         3.7 CONTRACTS. None of the Parent Companies is in violation or breach of, or in default under, any material Contract to which any of the Parent Companies is a party (a "PARENT CONTRACT"); and, to the best of the knowledge of Parent, no other Person is in violation or breach of, or in default under, any material Parent Contract. To the best of the knowledge of Parent, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will or would reasonably be expected to, (i) result in a violation or breach of any of the provisions of any material Parent Contract,
(ii) give any Person the right to declare a default or exercise any remedy under any material Parent Contract, (iii) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any material Parent Contract, (iv) give any Person the right to accelerate the maturity or performance of any material Parent Contract or (v) give any Person the right to cancel, terminate or modify any material Parent Contract. Since April 1, 2001, none of the Parent Companies has received any notice or other communication (in writing or otherwise) regarding any actual or possible violation or breach of, or default under, any material Parent Contract.

         3.8 LIABILITIES. None of the Parent Companies has any accrued, contingent or other liabilities of any nature, either matured or unmatured, except for: (a) liabilities identified as such, or for which sufficient reserves have been established and are reflected, in the Parent Unaudited Balance Sheet or the notes thereto; (b) liabilities that have been incurred by the Parent

Companies since September 30, 2001 in the ordinary course of business and consistent with past practices; (c) liabilities incurred under this Agreement and the other agreements contemplated hereby; and (d) liabilities for performance of the Parent Companies' obligations under the Parent Contracts, to the extent the nature and magnitude of such liabilities can be specifically ascertained by reference to the text of such Contracts.

         3.9 COMPLIANCE WITH LEGAL REQUIREMENTS. Each of the Parent Companies, and has at all times since April 1, 2001 been, in compliance in all material respects with all applicable material Legal Requirements. Since April 1, 2001, none of the Parent Companies has received any notice or other communication (in writing or otherwise) from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any material Legal Requirement.

         3.10 GOVERNMENTAL AUTHORIZATIONS.

             (a) The Parent Companies hold all Governmental Authorizations necessary to enable the Parent Companies to conduct their respective businesses in the manner in which such businesses are currently being conducted, except where the failure to hold such Governmental Authorizations has not had and would not reasonably be expected to have a Material Adverse Effect on the Parent Companies. All such Governmental Authorizations are valid and in full force and effect. Each Parent Company is, and at all times since April 1, 2001 has been, in substantial compliance with the terms and requirements of such Governmental Authorizations, except where the failure to be in compliance the terms and requirements of any such Governmental Authorizations has not had and would not reasonably be expected to result in a Material Adverse Effect on the Parent Companies. Since April 1, 2001, none of the Parent Companies has received any notice or other communication (in writing or otherwise) from any Governmental Body regarding (i) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization. No Governmental Body has at any time challenged in writing the right of any of the Parent Companies to design, manufacture, offer or sell any of its products.

             (b) Each of the Parent Companies is in full compliance with all of the terms and requirements of each grant, incentive and subsidy provided or made available to or for the benefit of any of the Parent Companies by any U.S. or foreign Governmental Body or otherwise. Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will (with or without notice or lapse of time) give any Person the right to revoke, withdraw, suspend, cancel, terminate or modify any grant, incentive or subsidy provided or made available to or for the benefit of any of the Parent Companies by any U.S. or foreign Governmental Body or otherwise.

         3.11 TAX MATTERS.

             (a) Each of the Tax Returns required to be filed by or on behalf of a Parent Company with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "PARENT RETURNS") (i) has been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) has been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on Parent Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.

             (b) The Parent Unaudited Balance Sheet fully accrues all actual and contingent liabilities for Taxes with respect to all periods through December 31, 2001 in accordance with generally accepted accounting principles. Each Parent Company will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from January 1, 2002 through the Closing Date.

             (c) No Parent Return has ever been examined or audited by any Governmental Body. No extension or waiver of the limitation period applicable to any of the Parent Returns has been granted (by Parent or any other Person), and no such extension or waiver has been requested from any Parent Company.

             (d) No claim or Legal Proceeding is pending or, to the best of the knowledge of Parent, has been threatened against or with respect to any of the Parent Companies in respect of any material Tax. There are no unsatisfied liabilities for material Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by any of the Parent Companies with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Parent Companies and with respect to which adequate reserves for payment have been established on the Parent Unaudited Balance Sheet). There are no liens for material Taxes upon any of the assets of any of the Parent Companies except liens for current Taxes not yet due and payable. None of the Parent Companies has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code (or any comparable provision of state or foreign Tax laws). None of the Parent Companies has been, and none of the Parent Companies will be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code (or any comparable provision under state or foreign Tax laws) as a result of transactions or events occurring, or accounting methods employed, prior to the Closing. No Parent Company is or has ever been bound by any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Governmental Body.

             (e) No Parent Company is party to any agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of any of the Parent Companies that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount in connection with the Merger that would not be deductible pursuant to Section 280G or Section 162(m) of the Code (or any comparable provision under state or foreign Tax laws). None of the Parent Companies is, or has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

             (f) None of the Parent Companies has been either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

             (g) None of the Parent Companies has (i) ever been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing a consolidated federal income Tax Return (other than a group the common parent of which was Parent), (ii) any liability for the Taxes of any person (other than another of the Parent Companies) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law), as a transferee or successor, or otherwise, or (iii) ever been a party to any joint venture, partnership or other agreement that could be treated as a partnership for Tax purposes.

             (h) Parent and Merger Sub intend to take commercially reasonable measures to ensure that the Merger qualifies as a reorganization within the meaning of Section 368 of the Code.

         3.12 ENVIRONMENTAL MATTERS.

             (a) Each of the Parent Companies (i) is in compliance in all material respects with all applicable Environmental Laws, and (ii) possesses all Governmental Authorizations required under applicable Environmental Laws, and is in compliance in all material respects with the terms and conditions thereof. Since April 1, 2001, none of the Parent Companies has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that any of the Parent Companies is not in material compliance with any Environmental Law.

             (b) To the best of the knowledge of Parent, except as set forth on
Schedule 3.12: (i) there has been no release or threat of release of any Material of Environmental Concern to the environment by any of the Parent Companies or any other Person at any property that is or was leased to, controlled by or used by any of the Parent Companies at levels that would require reporting to a Governmental Authority pursuant to Environmental Laws,
(ii) none of the property leased to, controlled by or used by any of the Parent Companies contains any underground storage tanks, asbestos, PCB-containing equipment or underground injection wells, and (iii) none of the property leased to, controlled by or used by any of the Parent Companies contains any septic tanks in which process wastewater or any Materials of Environmental Concern have been disposed of.

             (c) None of the Parent Companies (i) has sent or transported, or arranged to send or transport, any Materials of Environmental Concern to a site that, pursuant to any applicable Environmental Law has been placed on the "National Priorities List" of hazardous waste sites or any similar state list or is otherwise designated or identified as a potential site for remediation, cleanup, closure or other environmental remedial activity, or (ii) is or has been required to take "removal" or "remedial' action pursuant to any applicable Environmental Law at any property currently or formerly owned or leased by any of the Parent Companies.

         3.13 TRANSACTIONS WITH AFFILIATES. Between the date of Parent's last proxy statement filed with the SEC and the date of this Agreement, no event has occurred that would be required to be reported by Parent pursuant to Item 404 of Regulation S-K promulgated by the SEC.

         3.14 LEGAL PROCEEDINGS; ORDERS.

             (a) Except as set forth in the Parent SEC Documents, there is no pending Legal Proceeding, and (to the best of the knowledge of Parent) no Person has threatened to commence any Legal Proceeding: (i) that involves any of the Parent Companies or any of the assets owned or used by any of the Parent Companies and (A) in which any injunctive or other equitable relief is being sought against any of the Parent Companies or is being threatened to be sought against any of the Parent Companies, or (B) that, if determined adversely, could reasonably be expected to result in the payment by any of the Parent Companies of an amount in excess of $250,000 in any individual case (or $500,000 in the aggregate together with other such applicable Legal Proceedings or threatened Legal Proceedings); or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best of the knowledge of Parent, as of the date of this Agreement, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to give rise to or serve as the basis for the commencement of any such Legal Proceeding.

             (b) There is no order, writ, injunction, judgment or decree to which any of the Parent Companies, or any of the assets owned or used by any of the Parent Companies, is subject. To the best of the knowledge of Parent, no officer or key employee of any of the Parent Companies is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Parent Companies.

         3.15 AUTHORITY; BINDING NATURE OF AGREEMENT. Parent and Merger Sub have the requisite right, power and authority to perform their obligations under this Agreement (it being understood that the Company cannot consummate the Merger unless and until it receives the Required Company Stockholders Vote); and the execution, delivery and performance by Parent and Merger Sub of this Agreement have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

         3.16 VOTE REQUIRED. The only vote of Parent's stockholders required to approve issuance of Parent Common Stock in the Merger is the vote prescribed by Marketplace Rule 4350 of the National Association of Securities Dealers (the "REQUIRED PARENT STOCKHOLDER VOTE").

         3.17 NON-CONTRAVENTION; CONSENTS. Neither the execution and delivery of this Agreement by Parent and Merger Sub nor the consummation by Parent and Merger Sub of the Merger will (a) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of Parent or Merger Sub,
(b) result in a default by Parent or Merger Sub under any Contract to which Parent or Merger Sub is a party, except for any default that has not had and will not have a Material Adverse Effect on Parent, or (c) result in a violation by Parent or Merger Sub of any order, writ, injunction, judgment or decree to which Parent or Merger Sub is subject, except for any violation that has not had and will not have a Material Adverse Effect on Parent. Except as may be required by the Securities Act, the Exchange Act, state securities or "blue sky" laws, the Delaware General Corporations Law, the HSR Act, any foreign antitrust law or regulation and the NASD Bylaws (as they relate to the S-4 Registration Statement and the Joint Proxy Statement/Prospectus), Parent is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution, delivery or performance of this Agreement or the consummation of the Merger.

         3.18 FULL DISCLOSURE.

             (a) This Agreement (including the Parent Disclosure Schedule) does not, and the certificate referred to in Section 7.5(b) will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

             (b) None of the information to be supplied by or on behalf of Parent for inclusion in the Form S-4 Registration Statement will, at the time the Form S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information to be supplied by or on behalf of Parent for inclusion in the Joint Proxy Statement/Prospectus will, at the time the Joint Proxy Statement/Prospectus is mailed to the stockholders of the Company or the stockholders of Parent or at the time of the Company Stockholders' Meeting or the Parent Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder, except that no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus.

         3.19 VALID ISSUANCE. The Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

SECTION 4. CERTAIN COVENANTS OF THE COMPANY

         4.1 ACCESS AND INVESTIGATION. During the period from the date of this Agreement through the earlier of the Effective Time or the date upon which this Agreement is validly terminated (the "Pre-Closing Period"), the Company shall, and shall cause the respective Representatives of the Acquired Corporations to
(a) provide Parent and Parent's Representatives with reasonable access to the Acquired Corporations' Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations and (b) provide Parent and Parent's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations, and with such additional financial, operating and other data and information regarding the Acquired Corporations, as Parent may reasonably request. Without limiting the generality of the foregoing, during the Pre-Closing Period, the Company shall promptly provide Parent with copies of:
(i) all material operating and financial reports prepared by the Acquired Corporations for the Company's senior management, including (A) copies of the unaudited monthly consolidated balance sheets of the Acquired Corporations and the related unaudited monthly consolidated statements of operations, statements of stockholders' equity and statements of cash flows and (B) copies of any sales forecasts, marketing plans, development plans, discount reports, write-off reports, hiring reports and capital expenditure reports prepared for the Company's senior management; (ii) any written materials or communications sent by or on behalf of the Company to its stockholders; (iii) any material notice, document or other communication sent by or on behalf of any of the Acquired Corporations to any party to any Acquired Corporation Contract or sent to any of the Acquired

Corporations by any party to any Acquired Corporation Contract (other than any communication that relates solely to routine commercial transactions between an Acquired Corporation and the other party to any such Acquired Corporation Contract and that is of the type sent in the ordinary course of business and consistent with past practices); (iv) any notice, report or other document filed with or sent to any Governmental Body on behalf of any of the Acquired Corporations in connection with the Merger or any of the other transactions contemplated by this Agreement; and (v) any material notice, report or other document filed with or sent to any Governmental Body on behalf of any of the Acquired Corporations or received by any of the Acquired Corporations from any Governmental Body.

         4.2 OPERATION OF THE COMPANY'S BUSINESS.

             (a) During the Pre-Closing Period: (i) the Company shall ensure that each of the Acquired Corporations conducts its business and operations (A) in the ordinary course and in accordance with past practices and (B) in compliance with all applicable Legal Requirements and the requirements of all Material Contracts; (ii) the Company shall use all reasonable efforts to ensure that each of the Acquired Corporations preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with any of the respective Acquired Corporations; (iii) the Company shall keep in full force all insurance policies referred to in
Section 2.19; (iv) the Company shall promptly notify Parent of (A) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with any of the transactions contemplated by this Agreement or (B) any Legal Proceeding commenced, or, to the best of the Acquired Corporations' knowledge, threatened against, relating to or involving or otherwise affecting any of the Acquired Corporations that relates to the consummation of the transactions contemplated by this Agreement; and (v) the Company shall cause its Chief Executive Officer and Chief Financial Officer (and such of its other officers and the officers of its Subsidiaries as may be reasonably requested by Parent) to report to Parent concerning the status of the Acquired Corporations' business, such reports to take place telephonically or at the Company's main office in Beverly, Massachusetts and to occur no more frequently than once every two weeks.

             (b) During the Pre-Closing Period, the Company shall not (without the prior written consent of Parent), and shall not permit any of the other Acquired Corporations to:

                 (i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock (other than cash dividends or other cash distributions declared, set aside or paid by any wholly-owned Subsidiary of the Company consistent with past practice), or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

                 (ii) sell, issue, grant or authorize the issuance or grant of
(A) any capital stock or other security, (B) any option, call, warrant or right to acquire any capital stock or other security, or (C) any instrument convertible into or exchangeable for any capital stock or other security, PROVIDED, HOWEVER that (1) the Company may issue shares of Company Common Stock
(x) upon the valid exercise of Company Options outstanding as of the date of this Agreement and (y) pursuant to the ESPP and (2) the Company may, in the ordinary course of business and consistent with past practices, grant Company Options to purchase no more than a total of 100,000 shares of Company Common Stock under its stock plans described in Section 2.3(b);

                 (iii) amend or waive any of its rights under, or increase the benefits, including accelerating the vesting or failing to exercise unvested share repurchase rights, under any provision of any of the Company's stock option plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related Contract;

                 (iv) amend or permit the adoption of any amendment to its articles of organization or by-laws or other charter or organizational documents, or effect or become a party to any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction (other than plans of complete or partial liquidation or dissolution of inactive Subsidiaries of the Company);

                 (v) communicate or take any action to reduce the exercise price of any Company Option including any communications or actions to cancel any Company Option in exchange for the grant of a stock option by the Company (or its successor) at a later date;

                 (vi) pay any severance or termination pay, except pursuant to written agreements outstanding, or policies or practices existing, on the date of this Agreement and as previously disclosed in writing to Parent, or adopt or amend a severance plan;

                 (vii) take any action that would cause (A) a Distribution Date or Stock Acquisition Date (as such terms are defined in the Company Rights Agreement) to occur or (B) the Rights to otherwise separate from the shares of Company Common Stock;

                 (viii) form any Subsidiary or acquire any equity interest or other interest in any other Entity;

                 (ix) make any capital expenditure, PROVIDED, HOWEVER, that the Acquired Corporations may make capital expenditures that, when added to all other capital expenditures made on behalf of the Acquired Corporations during the Pre-Closing Period, do not exceed $250,000 in the aggregate;

                 (x) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Contract, or amend or terminate, or waive or exercise any material right or remedy under, any Material Contract;

                 (xi) acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in each case for immaterial assets acquired, leased, licensed or disposed of by the Company in the ordinary course of business and consistent with past practices), or waive or relinquish any material right;

                 (xii) lend money to any Person, or incur or guarantee any indebtedness (except for borrowings and reborrowings under the Company's existing credit agreement as in effect on the date of this Agreement);

                 (xiii) establish, adopt or amend any employee benefit plan, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, PROVIDED, HOWEVER that the Company (A) may make routine, reasonable salary increases consistent with past practices to employees (other than officers) in connection with the Company's customary employee review process and (B) may pay customary bonus payments and profit sharing payments consistent with past practices payable in accordance with existing bonus and profit sharing plans referred to in Part 2.16(a) of the Company Disclosure Schedule;

                 (xiv) hire any employee at the level of manager or above or with an annual base salary in excess of $100,000, or promote any employee except in order to fill a position vacated after the date of this Agreement, or engage any consultant or independent contractor for a period exceeding 90 days or for a fee exceeding $50,000;

                 (xv) change any of its pricing policies, product return policies, product maintenance polices, service policies, product modification or upgrade policies, personnel policies or other business policies, or any of its methods of accounting or accounting practices in any respect, except for recent accounting pronouncements as required by GAAP;

                 (xvi) make any Tax election;

                 (xvii) commence or settle any Legal Proceeding other than the settlement of any Legal Proceeding that, when added to all other settlements during the Pre-Closing Period, does not exceed $250,000;

                 (xviii) enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with past practices; or

                 (xix) agree or commit to take any of the actions described in clauses "(i)" through "(xviii)" of this Section 4.2(b).

             (c) During the Pre-Closing Period, the Company and Parent shall promptly notify the other in writing of: (i) the discovery by the Company or Parent, as the case may be, of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by the Company or Parent, as the case may be, in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by the Company or Parent, as the case may be, in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance; or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of the Company or Parent, as the case may be, contained in this Agreement; (iv) any inquiry, inspection, audit, examination or investigation with respect to any of the facilities, business or operations of (or otherwise relating to) any of the Acquired Corporations or Parent, as the case may be, made, commenced or conducted by any Governmental Body, or any notice received by any of the Acquired Corporations or Parent, as the case may be, with respect to any such possible inquiry, inspection, audit, examination or investigation; and (v) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in
Section 6 or Section 7 impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations or Parent, as the case may be. Without limiting the generality of the foregoing, the Company and Parent shall promptly advise the other in writing of any Legal Proceeding or material claim threatened, commenced or asserted against or with respect to any of the Acquired Corporations or Parent, as the case may be. No notification given to the Company or Parent pursuant to this Section 4.2(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company or Parent, as the case may be, contained in this Agreement.

         4.3 NO SOLICITATION.

             (a) The Company shall not, and shall not authorize or permit any of the other Acquired Corporations or any officer, director, investment banker, attorney or other advisor of any Acquired Corporation with respect to the Merger to, and shall use reasonable efforts to cause the employees and agents of each Acquired Corporation not to, directly or indirectly, (i) solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Company Acquisition Proposal (including by amending or granting any waiver under the Company Rights Agreement) or take any action that could reasonably be expected to lead to a Company Acquisition Proposal, (ii) furnish any nonpublic information regarding any of the Acquired Corporations to any Person in connection with or in response to a Company Acquisition Proposal or an inquiry or indication of interest that could reasonably be expected to lead to a Company Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Company Acquisition Proposal, (iv) approve, endorse or recommend any Company Acquisition Proposal (v)(A) amend or grant any waiver or release or approve any transaction or redeem rights under the Company Rights Agreement (except as provided for under Section 3.27), (B) approve any transaction under Chapter 110F of the Massachusetts Corporation-Related Laws (the "MRCL"), or (C) approve of any person's becoming an "interested stockholder" under Chapter 110F of the MRCL, (vi) approve, agree to or recommend any Acquisition Proposal or (vii) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Company Acquisition Transaction; PROVIDED, HOWEVER, that prior to the approval of this Agreement by the Required Company Stockholder Vote, this Section 4.3(a) shall not prohibit the Company from furnishing nonpublic information regarding the Acquired Corporations to, or entering into discussions with, any Person in response to a Company Superior Offer that is submitted to the Company by such Person (and not withdrawn) if (1) neither the Company nor any Representative of any of the Acquired Corporations shall have breached any of the provisions set forth in this Section 4.3 or Section 5.2(b), (2) the board of directors of the Company concludes in good faith, after having taken into account the advice of its outside legal counsel, that such action is required in order for the board of directors of the Company to comply with its fiduciary obligations to the Company's stockholders under applicable law, (3) at least one business day prior to furnishing any such information to, or entering into discussions with, such Person, the Company gives Parent written notice of the identity of such Person and of the Company's intention to furnish such information to, or enter into discussions with, such Person and the Company receives from such Person an executed confidentiality agreement containing provisions at least as favorable to the Company as the Non-Disclosure Agreement, and (4) at least one business day prior to furnishing any information to such Person, furnishes such information to Parent (to the extent such information has not been previously furnished by the Company to Parent).

             (b) The Company shall promptly (and in no event later than 24 hours after receipt of any Company Acquisition Proposal, any inquiry or indication of interest that could reasonably be expected to lead to a Company Acquisition Proposal or any request for nonpublic information) advise Parent orally and in writing of any Company Acquisition Proposal, any inquiry or indication of interest that could reasonably be expected to lead to a Company Acquisition Proposal or any request for nonpublic information relating to any of the Acquired

Corporations (including the identity of the Person making or submitting such Company Acquisition Proposal, inquiry, indication of interest or request, and the terms thereof) that is made or submitted by any Person during the Pre-Closing Period. The Company shall keep Parent fully informed with respect to the status of any such Company Acquisition Proposal, inquiry, indication of interest or request and any modification or proposed modification thereto.

             (c) The Company shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Company Acquisition Proposal.

             (d) The Company agrees not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, "standstill" or similar agreement to which any of the Acquired Corporations is a party or under which any of the Acquired Corporations has any rights, and will use commercially reasonable efforts to enforce or cause to be enforced each such agreement at the request of Parent. The Company also will promptly request each Person that has executed, on or after May 1, 2000, a confidentiality agreement in connection with its consideration of a possible Company Acquisition Transaction or equity investment in any of the Acquired Corporations to return all confidential information heretofore furnished to such Person by or on behalf of any of the Acquired Corporations.

SECTION 5. ADDITIONAL COVENANTS OF THE PARTIES

         5.1 REGISTRATION STATEMENT; JOINT PROXY STATEMENT/PROSPECTUS.

             (a) As promptly as practicable after the date of this Agreement, Parent and the Company shall prepare and cause to be filed with the SEC the Joint Proxy Statement/Prospectus and Parent shall prepare and cause to be filed with the SEC the Form S-4 Registration Statement, in which the Joint Proxy Statement/Prospectus will be included as a prospectus. Each of Parent and the Company shall use all commercially reasonable efforts to cause the Form S-4 Registration Statement and the Joint Proxy Statement/Prospectus to comply with the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have the Form S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC. Parent will use all commercially reasonable efforts to cause the Joint Proxy Statement/Prospectus to be mailed to Parent's stockholders, and the Company will use all commercially reasonable efforts to cause the Joint Proxy Statement/Prospectus to be mailed to the Company's stockholders, as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act. The Company shall promptly furnish to Parent all information concerning the Acquired Corporations and the Company's stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 5.1. If any event relating to any of the Acquired Corporations occurs, or if the Company becomes aware of any information, that should be disclosed in an amendment or supplement to the Form S-4 Registration Statement or the Joint Proxy Statement/Prospectus, then the Company shall promptly inform Parent thereof and shall cooperate with Parent in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the stockholders of the Company.

             (b) Prior to the Effective Time, Parent shall use commercially reasonable efforts to obtain all regulatory approvals needed to ensure that the Parent Common Stock to be issued in the Merger will be registered or qualified under the securities law of every jurisdiction of the United States in which any registered holder of Company Common Stock has an address of record on the record date for determining the stockholders entitled to notice of and to vote at the Company Stockholders' Meeting; PROVIDED, HOWEVER, that Parent shall not be required (i) to qualify to do business as a foreign corporation in any jurisdiction in which it is not now qualified or (ii) to file a general consent to service of process in any jurisdiction.

         5.2 COMPANY STOCKHOLDERS' MEETING.

             (a) The Company shall take all action necessary under all applicable Legal Requirements and the Company's charter documents to call, give notice of and hold a meeting of the holders of Company Common Stock to vote on a proposal to approve this Agreement (the "COMPANY STOCKHOLDERS' MEETING"). The Company Stockholders' Meeting shall be held (on a date selected by the Company in consultation with Parent) as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act. The Company shall ensure that all proxies solicited in connection with the Company Stockholders' Meeting are solicited in compliance with all applicable Legal Requirements.

             (b) Subject to Section 5.2(c): (i) the Joint Proxy Statement/Prospectus shall include a statement to the effect that the board of directors of the Company recommends that the Company's stockholders vote to approve this Agreement at the Company Stockholders' Meeting (the recommendation of the Company's board of directors that the Company's stockholders vote to approve this Agreement being referred to as the "COMPANY BOARD RECOMMENDATION"); and (ii) the Company Board Recommendation shall not be withdrawn or modified in a manner adverse to Parent, and no resolution by the board of directors of the Company or any committee thereof to withdraw or modify the Company Board Recommendation in a manner adverse to Parent shall be adopted or proposed.

             (c) Notwithstanding anything to the contrary contained in Section 5.2(b), at any time prior to the approval of this Agreement by the Required Company Stockholder Vote, the Company Board Recommendation may be withdrawn or modified in a manner adverse to Parent if: (i) an unsolicited, BONA FIDE written offer to purchase all of the outstanding shares of Company Common Stock is made to the Company and is not withdrawn; (ii) the Company provides Parent with at least one business day prior notice of any meeting of the Company's board of directors at which such board of directors will consider and determine whether such offer is a Company Superior Offer; (iii) the Company's board of directors determines in good faith (based upon the advice of an independent financial advisor of nationally recognized reputation) that such offer constitutes a Company Superior Offer; (iv) the Company's board of directors determines in good faith, after having taken into account the advice of the Company's outside legal counsel, that, in light of such Company Superior Offer, the withdrawal or modification of the Company Board Recommendation is required in order for the Company's board of directors to comply with its fiduciary obligations to the Company's stockholders under applicable law; (v) the Company Board Recommendation is not withdrawn or modified in a manner adverse to Parent for at least one business day after Parent receives written notice from the Company confirming that the Company's board of directors has determined that such offer is a Company Superior Offer; and (vi) neither the Company nor any of its Representatives shall have breached any of the provisions set forth in Section 4.3.

             (d) The Company's obligation to call, give notice of and hold the Company Stockholders' Meeting in accordance with Section 5.2(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Offer or other Acquisition Proposal, or by any withdrawal or modification of the Company Board Recommendation.

         5.3 PARENT STOCKHOLDERS' MEETING.

             (a) Parent shall take all action necessary under applicable Legal Requirements and Parent's charter documents to call, give notice of and hold a meeting of the holders of Parent Common Stock to vote on the issuance of Parent Common Stock in the Merger (the "PARENT STOCKHOLDERS' MEETING"). The Parent Stockholders' Meeting will be held as promptly as practicable after this Agreement shall have been duly approved by the Company's stockholders at the Company Stockholders' Meeting. Parent shall ensure that all proxies solicited in connection with the Parent Stockholders' Meeting are solicited in compliance with all applicable Legal Requirements.

             (b) Subject to Section 5.3(c): (i) the Joint Proxy Statement/Prospectus shall include a statement to the effect that the board of directors of Parent recommends that Parent's stockholders vote to approve the issuance of Parent Common Stock in the Merger (the recommendation of Parent's board of directors that Parent's stockholders vote to approve the issuance of Parent Common Stock in the Merger being referred to as the "PARENT BOARD RECOMMENDATION"); and (ii) the Parent Board Recommendation shall not be withdrawn or modified in a manner adverse to the Company, and no resolution by the board of directors of Parent or any committee thereof to withdraw or modify the Parent Board Recommendation in a manner adverse to the Company shall be adopted or proposed.

             (c) Notwithstanding anything to the contrary contained in Section 5.3(b)(i), at any time prior to the approval of the issuance of Parent Common Stock in the Merger by the stockholders of Parent, the Parent Board Recommendation may be withdrawn or modified if the board of directors of Parent concludes in good faith, after having taken into account the advice of Parent's outside legal counsel, that the failure to withdraw or modify the Parent Board Recommendation would create a substantial risk of liability for breach of the Parent board of directors' fiduciary obligations to Parent's stockholders under applicable law.

             (d) Parent's obligation to call, give notice of and hold the Parent Stockholders' Meeting in accordance with Section 5.3(a) shall not be limited or otherwise affected by any withdrawal or modification of the Parent Board Recommendation.

         5.4 REGULATORY APPROVALS. Each party shall use all commercially reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Company and Parent shall, promptly after the date of this Agreement, prepare and file the notifications required under the HSR Act and any applicable foreign antitrust laws or regulations in connection with the Merger. The Company and Parent shall respond as promptly as practicable to (a) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (b) any inquiries or requests received from any state attorney general, foreign antitrust authority or other Governmental Body in connection with antitrust or related matters. Each of the Company and Parent shall (x) give the other party prompt notice of the commencement or threat of commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other transactions contemplated by this Agreement, (y) keep the other party informed as to the status of any such Legal Proceeding or threat, and (z) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Body regarding the Merger. Except as may be prohibited by any Governmental Body or by any Legal Requirement

(i) the Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under or relating to the HSR Act or any other foreign, federal or state antitrust or fair trade law, and (ii) in connection with any such Legal Proceeding, each of the Company and Parent will permit authorized Representatives of the other party to be present at each meeting or conference relating to such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding. At the request of Parent, the Company shall agree to divest, sell, dispose of, hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to any of the Acquired Corporations' ability to operate or retain any of the businesses, product lines or assets of any of the Acquired Corporations, provided that the Company's obligation to complete any such requested action is conditioned upon Parent's and the Company's consummation of the Merger.

         5.5 STOCK OPTIONS AND ESPP.

             (a) Subject to Section 5.5(b), each Company Option which is outstanding and unexercised immediately prior to the Effective Time, whether or not vested, shall be converted into and become an option to purchase Parent Common Stock, and Parent shall assume each such Company Option in accordance with the terms (as in effect as of the date of this Agreement) of the stock option plan under which it was issued (and may, at Parent's discretion, also assume such stock option plan) and the terms of the stock option agreement by which it is evidenced. Accordingly, from and after the Effective Time, (i) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such Company Option shall be equal to the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding down to the nearest whole share,
(iii) the per share exercise price under each such Company Option shall be adjusted by dividing the per share exercise price under such Company Option by the Exchange Ratio and rounding up to the nearest cent and (iv) any restriction on the exercise of any such Company Option shall continue in full force and effect and the term, exercisability, vesting schedule (including acceleration of vesting that will occur as a result of the Merger) and other provisions of such Company Option shall otherwise remain unchanged; PROVIDED, HOWEVER, that each Company Option assumed by Parent in accordance with this Section 5.5(a) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction subsequent to the Effective Time. Parent shall file with the SEC, no later than 30 days after the date on which the Merger becomes effective, a registration statement on Form S-8 relating to the shares of Parent Common Stock issuable with respect to the Company Options assumed by Parent in accordance with this Section 5.5(a).

             (b) Notwithstanding anything to the contrary contained in this
Section 5.5, in lieu of assuming outstanding Company Options in accordance with
Section 5.5(a), Parent may, at its election, cause such outstanding Company Options to be replaced by issuing reasonably equivalent replacement stock options in substitution therefor.

             (c) Prior to the Effective Time, the Company shall take all action that may be necessary (under the plans pursuant to which Company Options are outstanding and otherwise) to effectuate the provisions of this Section 5.5 and to ensure that, from and after the Effective

Time, holders of Company Options have no rights with respect thereto other than those specifically provided in this Section 5.5.

             (d) As of the Effective Time, the ESPP shall be terminated, unless the Company is otherwise directed in writing by Parent at least five days prior to the Effective Time. The rights of participants in the ESPP with respect to any offering period then underway under the ESPP shall be determined by treating the last business day prior to the Effective Time as the last day of such offering period and by making such other pro-rata adjustments as may be necessary to reflect the shortened offering period but otherwise treating such shortened offering period as a fully effective and completed offering period for all purposes under the ESPP. Prior to the Effective Time, the Company shall take all actions (including, if appropriate, amending the terms of the ESPP) that are necessary to give effect to the transactions contemplated by this Section 5.5(d).

         5.6 EMPLOYEE BENEFITS.

             (a) Parent agrees that all employees of the Acquired Corporations who continue employment with Parent, the Surviving Corporation or any Subsidiary of the Surviving Corporation after the Effective Time ("CONTINUING EMPLOYEES") shall be eligible to continue to participate in the Surviving Corporation's health and welfare benefit plans; PROVIDED, HOWEVER, that (i) nothing in this
Section 5.6 or elsewhere in this Agreement shall limit the right of Parent or the Surviving Corporation to amend or terminate any such health or welfare benefit plan at any time, and (ii) if Parent or the Surviving Corporation terminates any such health or welfare benefit plan, then (upon expiration of any appropriate transition period during which time the Continuing Employees will continue to participate in the Surviving Corporation's health and welfare benefit plans) the Continuing Employees shall be eligible to participate in Parent's health and welfare benefit plans, to substantially the same extent as similarly situated employees of Parent. To the extent that any plan, program, practice, policy, arrangement or agreement providing compensation or benefits to a Continuing Employee takes into account a participant's service with Parent, whether for the purposes of determining eligibility, vesting, level of benefits or otherwise (but not the actual accrual of benefits), the Continuing Employee's service shall include his or her whole and partial years of service with any of the Acquired Corporations prior to the Closing Date. Nothing in this Section 5.6 or elsewhere in this Agreement shall be construed to create a right in any employee to employment with Parent, the Surviving Corporation or any other Subsidiary of Parent and, the employment of each Continuing Employee shall be "at will" employment.

             (b) Unless otherwise directed in writing by Parent at least five days prior to the Effective Time, the Company shall take (or cause to be taken) all actions necessary or appropriate to terminate, effective immediately prior to the Effective Time, any employee benefit plan sponsored by any of the Acquired Corporations (or in which any of the Acquired Corporations participate) that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code. The Company shall also take (or cause to be taken) such other actions in furtherance of terminating such 401(k) plans as Parent may reasonably require.

         5.7 INDEMNIFICATION OF OFFICERS AND DIRECTORS.

             (a) All rights to indemnification existing in favor of those Persons who are directors and officers of the Company as of the date of this Agreement (the "INDEMNIFIED PERSONS") for their acts and omissions occurring prior to the Effective Time, as provided in the Company's By-Laws (as in effect as of the date of this Agreement), shall survive the Merger and shall be observed by the Surviving Corporation to the fullest extent permitted by Massachusetts law for a period of six years from the Effective Time.

             (b) From the Effective Time until the third anniversary of the Effective Time, the Surviving Corporation shall maintain in effect, for the benefit of the Indemnified Persons with respect to their acts and omissions occurring prior to the Effective Time, the existing policy of directors' and officers' liability insurance maintained by the Company as of the date of this Agreement in the form disclosed by the Company to Parent prior to the date of this Agreement (the "EXISTING POLICY"), to the extent that directors' and officers' liability insurance coverage is commercially available; PROVIDED, HOWEVER, that (i) the Surviving Corporation may substitute for the Existing Policy a policy or policies of comparable coverage, and (ii) the Surviving Corporation shall not be required to pay annual premiums for the Existing Policy (or for any substitute policies) in excess of $292,500 in the aggregate. In the event any future annual premiums for the Existing Policy (or any substitute policies) exceeds $292,500 in the aggregate, the Surviving Corporation shall be entitled to reduce the amount of coverage of the Existing Policy (or any substitute policies) to the amount of coverage that can be obtained for a premium equal to $292,500.

         5.8 ADDITIONAL AGREEMENTS.

             (a) Subject to Section 5.8(b), Parent and the Company shall use all commercially reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, but subject to Section 5.8(b), each party to this Agreement (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, (ii) shall use all commercially reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement, and (iii) shall use all commercially reasonable efforts to lift any restraint, injunction or other legal bar to the Merger. Each party shall promptly deliver to the other party a copy of each such filing made, each such notice given and each such Consent obtained by such party during the Pre-Closing Period.

             (b) Notwithstanding anything to the contrary contained in this Agreement, Parent shall not have any obligation under this Agreement: (i) to dispose or transfer or cause any of its Subsidiaries to dispose of or transfer any assets, or to commit to cause any of the Acquired Corporations to dispose of any assets; (ii) to discontinue or cause any of its Subsidiaries to discontinue offering any product or service, or to commit to cause any of the Acquired Corporations to discontinue offering any product or service; (iii) to license or otherwise make available, or cause any of its Subsidiaries to license or otherwise make available, to any Person, any technology, software or other Proprietary Asset, or to commit to cause any of the Acquired Corporations to license or otherwise make available to any Person any technology, software or other Proprietary Asset; (iv) to hold separate or cause any of its Subsidiaries to hold separate any assets or operations (either before or after the Closing
Date), or to commit to cause any of the Acquired Corporations to hold separate any assets or operations; (v) to make or cause any of its Subsidiaries to make any commitment (to any Governmental Body or otherwise) regarding its future operations or the future operations of any of the Acquired Corporations, or (vi) to contest any Legal Proceeding relating to the Merger if Parent determines in good faith that contesting such Legal Proceeding might not be advisable.

         5.9 DISCLOSURE. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or any of the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each party shall not, and shall not permit any of their respective Subsidiaries or any of their Representatives or any Representative of any of their respective Subsidiaries to, make any disclosure regarding the Merger or any of the other transactions contemplated by this Agreement unless (a) the other party shall have approved such disclosure or (b) such party shall have been advised by its outside legal counsel that such disclosure is required by applicable law and shall have provided a copy of such disclosure to the other party prior to making such disclosure.

         5.10 AFFILIATE AGREEMENTS. The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing the designation of those Persons identified on Part 2.19 of the Company Disclosure Schedule as "affiliates" of the Company (as that term is used in Rule 145 under the Securities Act) and shall notify Parent in writing regarding any change in the identity of its affiliates prior to the Closing Date. The Company has delivered or caused to be delivered to Parent, prior to the execution of this Agreement, from each of its affiliates, an executed Affiliate Agreement, in substantially the form appended hereto as EXHIBIT C (collectively, the "Affiliate Agreements"). The Company shall use all commercially reasonable efforts to cause each Person who is or becomes (or may be deemed to be) an "affiliate" of the Company to execute and deliver to Parent, prior to the date of the mailing of the Joint Proxy Statement/Prospectus to the Company's stockholders, an Affiliate Agreement. Parent shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by such affiliates of the Company pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of the Affiliate Agreements; provided that such legend shall be removed by delivery of a substitute certificate without such legend under the circumstances described in the Affiliate Agreements.

         5.11 TAX MATTERS.

             (a) At or prior to the filing of the Form S-4 Registration Statement, the Company and Parent shall execute and deliver to Cooley Godward LLP and to Goodwin Procter LLP tax representation letters substantially in the form of EXHIBIT D. To the extent requested by Parent or the Company, Parent, Merger Sub and the Company shall each confirm to Cooley Godward LLP and to Goodwin Procter LLP the accuracy and completeness as of the Effective Time of the tax representation letters delivered pursuant to the immediately preceding sentence. Parent and the Company shall use all commercially reasonable efforts prior to the Effective Time to cause the Merger to qualify as a tax-free reorganization under Section 368(a)(1) of the Code. Following delivery of the tax representation letters pursuant to the first sentence of this Section 5.11, each of Parent and the Company shall use its commercially reasonable efforts to cause Cooley Godward LLP and Goodwin Procter LLP, respectively, to deliver to it a tax opinion satisfying the requirements of Item 601 of Regulation S-K promulgated under the Securities Act. In rendering such opinions, each of such counsel shall be entitled to rely on the tax representation letters referred to in this Section 5.11.

             (b) If either or both of the conditions set forth in Section 6.6(d) and 7.5(a) are satisfied and not waived and the Merger is consummated, then following the Effective Time, Parent will use commercially reasonable efforts to prepare all Tax Returns in respect of Parent and the Surviving Corporation for periods beginning on or after the Effective Time consistent with the treatment of the Merger as a reorganization within the meaning of
Section 368 of the Code.

         5.12 LETTER OF THE COMPANY'S ACCOUNTANTS. The Company shall use all commercially reasonable efforts to cause to be delivered to Parent a letter of PricewaterhouseCoopers LLP, dated no more than two business days before the date on which the Form S-4 Registration Statement becomes effective (and reasonably satisfactory in form and substance to Parent), that is customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4 Registration Statement.

         5.13 RESIGNATION OF OFFICERS AND DIRECTORS. The Company shall use all commercially reasonable efforts to obtain and deliver to Parent on or prior to the Closing the resignation of each officer and director of each of the Acquired Corporations.

         5.14 LISTING. Parent shall use commercially reasonable efforts to cause the shares of Parent Common Stock being issued in the Merger to be approved for listing (subject to notice of issuance) on the Nasdaq National Market.

         5.15 PARENT BOARD OF DIRECTORS. Prior to the Effective Time, Parent shall use all commercially reasonable efforts to cause the board of directors of Parent to consist, as of the Effective Time, of the six current directors and the current Chief Executive Officer of Clare, Mr. Larry Mihalchik.

         5.16 STOCK TRANSFER RESTRICTION AGREEMENTS. The Company shall use all commercially reasonable efforts to cause each Person identified in Schedule 5.16 to execute and deliver to Parent, on or prior to the Closing Date, a Stock Transfer Restriction Agreement in the form of EXHIBIT E.

         5.17 SECTION 16 MATTERS. Prior to the Effective Time, the Company shall take such commercially reasonable steps as are required to cause the disposition of Company Common Stock and Company Options in connection with the Merger by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act. If the Company delivers the Section 16 Information (as defined below) to Parent at least 30 days prior to the Effective Time, then, prior to the Effective Time, Parent shall take such commercially reasonable steps as are required to cause the acquisition of Parent Common Stock and options to purchase shares of Parent Common Stock in connection with the Merger by each individual who, immediately after the Effective Time, will become subject to the reporting requirements of
Section 16(a) of the Exchange Act with respect to Parent to be exempt from
Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act. For purposes of this Section 5.17, "SECTION 16 INFORMATION" shall mean the following information for each individual who, immediately after the Effective Time, will become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent: (a) the number of shares of Company Common Stock held by such individual and expected to be exchanged for shares of Parent Common Stock in the Merger; and (b) the number of Company Options held by such individual and expected to be converted into options to purchase shares of Parent Common Stock in connection with the Merger.

         5.18 INVENTION ASSIGNMENTS; PATENT APPLICATIONS. The Company shall use commercially reasonable efforts to obtain prior to the Closing from each Person identified as an inventor of one of the Proprietary Assets identified on Part 2.9(a)(i) of the Company Disclosure Schedule on any registration or application with any Governmental Authority an assignment of all of such Person's right, title and interest in and to such Proprietary Asset. The Company shall use commercially reasonable efforts to file U.S. utility patent applications, Taiwanese utility patent applications and PCT patent applications in respect of any provisional patent application filed by any of the Acquired Corporations that may expire prior to the close of the Pre-Closing Period.

SECTION 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

         The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

         6.1 ACCURACY OF REPRESENTATIONS.

             (a) The representations and warranties of the Company contained in this Agreement shall have been accurate in all material respects as of the date of this Agreement (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be accurate in all material respects on and as of such date); PROVIDED, HOWEVER that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded.

             (b) The representations and warranties of the Company contained in this Agreement shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be accurate in all respects on and as of such date), except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and could not reasonably be expected to have, a Material Adverse Effect on the Acquired Corporations; PROVIDED, HOWEVER that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded.

         6.2 PERFORMANCE OF COVENANTS. Each covenant or obligation that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

         6.3 EFFECTIVENESS OF REGISTRATION STATEMENT. The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued, and no proceeding for that purpose shall have been initiated or be threatened, by the SEC with respect to the Form S-4 Registration Statement and be outstanding.

         6.4 STOCKHOLDER APPROVAL.

             (a) This Agreement shall have been duly approved by the Required Company Stockholder Vote and holders of less than 10% in the aggregate of the total number of shares of Company Common Stock entitled to vote on the approval of this Agreement shall have properly demanded and perfected their appraisal rights under Sections 85 through 98 of Chapter 156B of the MBCL.

             (b) The issuance of Parent Common Stock in the Merger shall have been duly approved by the Required Parent Stockholder Vote.

         6.5 CONSENTS. All Consents set forth on Schedule 6.5 shall have been obtained and shall be in full force and effect.

         6.6 AGREEMENTS AND DOCUMENTS. Parent and the Company shall have received the following agreements and documents, each of which shall be in full force and effect:

             (a) Affiliate Agreements in the form of EXHIBIT C, executed by each Person who could reasonably be deemed to be an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company;

             (b) Stock Transfer Restriction Agreements in the form of EXHIBIT E, executed by each Person identified on Schedule 5.16;

             (c) a letter from PricewaterhouseCoopers LLP, dated as of the Closing Date and addressed to Parent, reasonably satisfactory in form and substance to Parent, updating the letter referred to in Section 5.12;

             (d) a legal opinion of Cooley Godward LLP, dated as of the Closing Date and addressed to Parent, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that (i) in rendering such opinion, Cooley Godward LLP may rely upon the tax representation letters (and confirmations thereof) referred to in
Section 5.11 and customary assumptions, and (ii) if Cooley Godward LLP does not render such opinion or withdraws or modifies such opinion, this condition shall nonetheless be deemed to be satisfied if Goodwin Procter LLP renders such opinion to Parent);

             (e) a certificate executed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer confirming that the conditions set forth in Sections 6.1, 6.2, 6.4(a), 6.5, 6.6(a), 6.7 and 6.10 have been duly satisfied; and

             (f) the written resignations of all officers and directors of each of the Acquired Corporations, effective as of the Effective Time.

         6.7 NO MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect on the Acquired Corporations, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, would reasonably be expected to have a Material Adverse Effect on the Acquired Corporations.

         6.8 HSR ACT. (a) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and there shall not be in effect any voluntary agreement between Parent and the Federal Trade Commission or the Department of

Justice pursuant to which Parent has agreed not consummate the Merger for any period of time; (b) any similar waiting period under any applicable foreign antitrust law or regulation or other Legal Requirement shall have expired or been terminated; and (c) any Consent required under any applicable foreign antitrust law or regulation or other Legal Requirement shall have been obtained.

         6.9 LISTING. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

         6.10 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

SECTION 7. CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY

         The obligation of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of the following conditions:

         7.1 ACCURACY OF REPRESENTATIONS.

             (a) The representations and warranties of Parent contained in this Agreement shall have been accurate in all material respects as of the date of this Agreement (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be accurate in all material respects on and as of such date); PROVIDED, HOWEVER that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties shall be disregarded, and (ii) any update of or modification to the Parent Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded.

             (b) The representations and warranties of Parent contained in this Agreement shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be accurate in all respects on and as of such date), except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and could not reasonably be expected have, a Material Adverse Effect on Parent; PROVIDED, HOWEVER, that, for purposes of determining the accuracy of such representations and warranties as of the Closing Date, (i) all "Material Adverse Effect" qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Parent Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded.

         7.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

         7.3 EFFECTIVENESS OF REGISTRATION STATEMENT. The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued, and no proceeding for that purpose shall have been initiated or be threatened, by the SEC with respect to the Form S-4 Registration Statement and be outstanding.

         7.4 STOCKHOLDER APPROVAL. This Agreement shall have been duly approved by the Required Company Stockholder Vote.

         7.5 DOCUMENTS. The Company shall have received the following documents:

             (a) a legal opinion of Goodwin Procter LLP, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that (i) in rendering such opinion, Goodwin Procter LLP may rely upon the tax representation letters (and confirmations thereof) referred to in Section 5.11 and customary assumptions, and (ii) if Goodwin Procter LLP does not render such opinion or withdraws or modifies such opinion, this condition shall nonetheless be deemed to be satisfied if Cooley Godward LLP renders such opinion to the Company); and

             (b) a certificate executed on behalf of Parent by an executive officer of Parent, confirming that the conditions set forth in Sections 7.1, 7.2, 7.4 and 7.8 have been duly satisfied.

         7.6 HSR ACT. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

         7.7 LISTING. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

         7.8 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger by the Company shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger by the Company illegal.

SECTION 8. TERMINATION

         8.1 TERMINATION. This Agreement may be terminated prior to the Effective Time (whether before or after approval of this Agreement by the Company's stockholders and whether before or after approval of the issuance of Parent Common Stock in the Merger by Parent's stockholders);

             (a) by mutual written consent of Parent and the Company;

             (b) by either Parent or the Company if the Merger shall not have been consummated by October 31, 2002 (unless the failure to consummate the Merger is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any covenant in this Agreement required to be performed by such party at or prior to the Effective Time);

             (c) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

             (d) by either Parent or the Company if (i) the Company Stockholders' Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Company's stockholders shall have taken a final vote on a proposal to approve this Agreement, and (ii) this Agreement shall not have been approved at the Company Stockholders' Meeting (and shall not have been approved at any adjournment or postponement thereof) by the Required Company Stockholder Vote; PROVIDED, HOWEVER, that a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(d) if the failure to have this Agreement approved by the Required Company Stockholder Vote is attributable to a failure on the part of such party to perform any covenant in this Agreement required to be performed by such party at or prior to the Effective Time;

             (e) by either Parent or the Company if (i) the Parent Stockholders' Meeting (including any adjournments and postponements thereof) shall have been held and completed and Parent's stockholders shall have taken a final vote on the issuance of shares of Parent Common Stock in the Merger, and (ii) the issuance of Parent Common Stock in the Merger shall not have been approved at the Parent Stockholders' Meeting (and shall not have been approved at any adjournment or postponement thereof) by the Required Parent Stockholder Vote; PROVIDED, HOWEVER, that a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(e) if the failure to have the issuance of Parent Common Stock in the Merger approved by the Required Parent Stockholder Vote is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any covenant in this Agreement required to be performed by such party at or prior to the Effective Time;

             (f) by Parent (at any time prior to the approval of this Agreement by the Required Company Stockholder Vote) if a Company Triggering Event shall have occurred;

             (g) by the Company (at any time prior to the approval of the issuance of Parent Common Stock in the Merger by the Required Parent Stockholder
Vote) if a Parent Triggering Event shall have occurred;

             (h) by Parent if (i) (A) any of the Company's representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 6.1(a) or Section 6.1(b), as applicable, would not be satisfied or (B) any of the Company's covenants contained in this Agreement shall have been breached such that the condition set forth in Section
6.2 would not be satisfied, and (ii) the inaccuracy or breach referred to in clauses "(A)" and "(B)" above have not been cured by the Company within 20 days after receipt of notice thereof from Parent; PROVIDED, HOWEVER, that no cure period shall be required for an inaccuracy or breach which by its nature cannot be cured; or

             (i) by the Company if (i) (A) any of Parent's representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 7.1(a) or Section 7.1(b), as applicable, would not be satisfied or (B) if any of Parent's covenants contained in this Agreement shall have been breached such that the condition set forth in Section 7.2 would not be satisfied, and (ii) the inaccuracy or breach referred to in clauses "(A)" and "(B)" above have not been cured by Parent within 20 days after receipt of notice thereof from the Company; PROVIDED, HOWEVER, that no cure period shall be required for an inaccuracy or breach which by its nature cannot be cured.

         8.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect; PROVIDED, HOWEVER, that (i) this Section 8.2, Section 8.3 and
Section 9 shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any party from any liability for any willful breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement.

         8.3 EXPENSES; TERMINATION FEES.

             (a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated; PROVIDED, HOWEVER, that Parent and the Company shall share equally all fees and expenses, other than attorneys', accountants' and other professional fees, incurred in connection with (A) the filing, printing and mailing of the Form S-4 Registration Statement and the Joint Proxy Statement/Prospectus and any amendments or supplements thereto and (B) the filing by the parties hereto of the premerger notification and report forms relating to the Merger under the HSR Act and the filing of any notice or other document under any applicable foreign antitrust law or regulation.

             (b) If this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b) and (A) at or prior to the time of the termination of this Agreement a Company Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made and (B) on or prior to the first anniversary of the date this Agreement is so terminated, a Company Acquisition Transaction is consummated, then on or prior to the closing date of the Company Acquisition Transaction described in clause (B) the Company shall pay to Parent a nonrefundable fee in the amount of $2,700,000. If this Agreement is terminated by Parent or the Company pursuant to Section 8.1(d), then the Company shall pay to Parent a nonrefundable fee in the amount of $2,700,000 within two business days after such termination. If this Agreement is terminated by Parent pursuant to Section 8.1(f), then (A) the Company shall pay to Parent a nonrefundable fee in the amount of $1,000,000 within two business days after such termination, and
(B) if a Company Acquisition Transaction is consummated on or prior to the first anniversary of the date this Agreement is so terminated, then the Company shall pay to Parent a further nonrefundable fee in the amount of $1,700,000 on or prior to the closing date of such Company Acquisition Transaction.

             (c) If this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b) and (A) at or prior to the time of the termination of this Agreement a Parent Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made, (B) the consummation of such Parent Acquisition Proposal is expressly conditioned upon the Merger not being consummated and (C) on or prior to the first anniversary of the date this Agreement is so terminated, such a Parent Acquisition Transaction is consummated, then Parent shall pay to the Company in cash a nonrefundable fee in the amount of $2,700,000 on or prior to the closing date of the Parent Acquisition Transaction described in clause (C). If this Agreement is terminated by Parent or the Company pursuant to Section 8.1(e), then Parent shall pay to Parent a nonrefundable fee in the amount of $2,700,000 within two business days after such termination. If this Agreement is terminated by the Company pursuant to Section 8.1(g), then, (A) Parent shall pay to the Company a nonrefundable fee in the amount of $1,000,000 within two business days after such termination and
(B) if a Parent Acquisition Transaction (the consummation of which is expressly conditioned upon the Merger not being consummated) is consummated on or prior to the first anniversary of the date this Agreement is so terminated, then Parent shall pay to the Company a further nonrefundable fee in the amount of $1,700,000 on or prior to the closing date of such Parent Acquisition Transaction.

SECTION 9. MISCELLANEOUS PROVISIONS

         9.1 AMENDMENT. This Agreement may be amended with the approval of the respective boards of directors of the Company and Parent at any time (whether before or after approval of this Agreement by the Company's stockholders and whether before or after approval of the issuance of Parent Common Stock in the Merger by Parent's stockholders); PROVIDED, HOWEVER, that (i) after any such approval of this Agreement by the Company's stockholders, no amendment shall be made which by law requires further approval of the stockholders of the Company without the further approval of such stockholders, and (ii) after any such approval of the issuance of Parent Common Stock in the Merger by Parent's stockholders, no amendment shall be made which by law or the Nasdaq rules requires further approval of Parent's stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         9.2 WAIVER.

             (a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

             (b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         9.3 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Merger.

         9.4 ENTIRE AGREEMENT; COUNTERPARTS. This Agreement and the other agreements referred to herein constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof; PROVIDED, HOWEVER, that the Non-Disclosure Agreement shall not be superceded and shall remain in full force and effect (except for Section 6 thereof, which is rendered null and void and no further force and effect by reason of the execution of the Agreement). This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

         9.5 APPLICABLE LAW; JURISDICTION. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this
Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the County of Santa Clara, California; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the Northern District of California; (c) each of the parties irrevocably waives the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 9.9.

         9.6 COMPANY DISCLOSURE SCHEDULE. The Company Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Section 2, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section in Section 2 and all other applicable representations and warranties to which the relevancy of such disclosure is reasonably apparent on its face, and shall not be deemed to relate to or to qualify any other representation or warranty.

         9.7 ATTORNEYS' FEES. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

         9.8 ASSIGNABILITY. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that neither this Agreement nor any of the rights hereunder may be assigned by a party without the prior written consent of the other parties, and any attempted assignment of this Agreement or any of such rights by a party without such consent shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         9.9 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, or (b) two business days after sent by registered mail or by courier or express delivery service or by facsimile, provided that in each case the notice or other communication is delivered or sent to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

         IF TO PARENT OR MERGER SUB:

                 IXYS Corporation
                 3540 Bassett Street
                 Santa Clara, CA 95054
                 Attention: Chief Financial Officer
                 Facsimile No.: (408) 496-0670

                 WITH A COPY TO:

                 Cooley Godward LLP
                 3000 El Camino Real
                 Five Palo Alto Square
                 Palo Alto, CA 94306-2155
                 Attention: Suzanne Sawochka Hooper and Luke Bergstrom Facsimile No.: (650) 849-7400

         IF TO THE COMPANY:

                 Clare, Inc.
                 78 Cherry Hill Drive
                 Beverly, MA 01915
                 Attention:  Chief Executive Officer
                 Facsimile No.:  (978) 524-4916

                 WITH A COPY TO:

                 Goodwin Procter LLP
                 Exchange Place
                 53 State Street
                 Boston, MA 02109
                 Attention: Stuart M. Cable, P.C. and Kathryn I. Murtagh, Esq. Facsimile No.: (617) 523-1231

         9.10 COOPERATION. Each party agrees to cooperate fully with the other parties and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by one another to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

         9.11 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         9.12 CONSTRUCTION.

             (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

             (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

             (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

             (d) Except as otherwise indicated, all references in this Agreement to "Sections," "Exhibits" and "Schedules" are intended to refer to Sections of this Agreement and Exhibits and Schedules to this Agreement.

             (e) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                  IXYS CORPORATION

                                  By:
                                      ------------------------------------------

                                  Name:
                                        ----------------------------------------

                                  Title:
                                         ---------------------------------------


                                  TEACUP ACQUISITION CORP.

                                  By:
                                      ------------------------------------------

                                  Name:
                                        ----------------------------------------

                                  Title:
                                         ---------------------------------------


                                  By:
                                      ------------------------------------------

                                  Name:
                                        ----------------------------------------

                                  Title:
                                         ---------------------------------------


                                  CLARE, INC.

                                  By:
                                      ------------------------------------------

                                  Name:
                                        ----------------------------------------

                                  Title:
                                         ---------------------------------------


                                  By:
                                      ------------------------------------------

                                  Name:
                                        ----------------------------------------

                                  Title:
                                         ---------------------------------------

                                    EXHIBIT A
                               CERTAIN DEFINITIONS

         For purposes of the Agreement (including this Exhibit A):

         ACQUIRED CORPORATION CONTRACT. "Acquired Corporation Contract" shall mean any Contract: (a) to which any of the Acquired Corporations is a party; (b) by which any of the Acquired Corporations or any asset of any of the Acquired Corporations is or may become bound or under which any of the Acquired Corporations has, or may become subject to, any obligation; or (c) under which any of the Acquired Corporations has or may acquire any right or interest.

         ACQUIRED CORPORATION PROPRIETARY ASSET. "Acquired Corporation Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to any of the Acquired Corporations or otherwise used by any of the Acquired Corporations.

         AGREEMENT. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached, as it may be amended from time to time.

         COMPANY ACQUISITION PROPOSAL. "Company Acquisition Proposal" shall mean any offer, proposal, inquiry or indication of interest (other than an offer, proposal, inquiry or indication of interest made or submitted by Parent) contemplating or otherwise relating to any Company Acquisition Transaction.

         COMPANY ACQUISITION TRANSACTION. "Company Acquisition Transaction" shall mean any transaction or series of transactions involving:

                  (a) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction
         (i) in which any of the Acquired Corporations is a constituent corporation, (ii) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of any of the Acquired Corporations, or (iii) in which any of the Acquired Corporations issues securities representing more than 20% of the outstanding securities of any class of voting securities of any of the Acquired Corporations;

                  (b) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated net revenues, net income or assets of any of the Acquired Corporations; or

                  (c) any liquidation or dissolution of any of the Acquired Corporations; PROVIDED, HOWEVER,

that for purposes of the first sentence of Section 8.3(b), "40%" shall be substituted for "20%" in clause "(a)(ii), "clause "(a)(iii)" and clause "(b)" of this sentence for purposes of determining whether a Company Acquisition Proposal has been disclosed, announced, commenced, submitted or made.

         COMPANY COMMON STOCK. "Company Common Stock" shall mean the Common Stock, $.01 par value per share, of the Company.

         COMPANY DISCLOSURE SCHEDULE. "Company Disclosure Schedule" shall mean the disclosure schedule that has been prepared by the Company in accordance with the requirements of Section 9.6 of the Agreement and that has been delivered by the Company to Parent on the date of this Agreement and signed by the President of the Company.

         COMPANY PREFERRED STOCK. "Company Preferred Stock" shall mean the Preferred Stock, $.01 par value per share, of the Company.

         COMPANY SUPERIOR OFFER. "Company Superior Offer" shall mean an unsolicited, BONA FIDE written offer made by a third party to acquire (a) (by way of merger, reorganization, consolidation, tender offer, acquisition, business combination or otherwise) all of the outstanding shares of Company Common Stock or (b) (by way of any sale, lease, exchange, transfer, license or otherwise) any business or businesses or assets that constitute or account for no less than 50% of the consolidated net revenues of the Acquired Corporations, in case of any such transaction described in clause (a) or clause (b), on terms that the board of directors of the Company determines, in its reasonable judgment, based upon a written opinion of an independent financial advisor of nationally recognized reputation, to be more favorable to the Company's stockholders than the terms of the Merger; PROVIDED, HOWEVER, that any such offer shall not be deemed to be a "Company Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed and is not reasonably capable of being obtained by such third party or if such offer is conditioned upon completion of due diligence.

         COMPANY TRIGGERING EVENT. A "Company Triggering Event" shall be deemed to have occurred if: (i) the board of directors of the Company shall have failed to recommend that the Company's stockholders vote to approve this Agreement, or shall have withdrawn or modified in a manner adverse to Parent the Company Board Recommendation; (ii) the Company shall have failed to include in the Joint Proxy Statement/Prospectus the Company Board Recommendation; (iii) the board of directors of the Company fails to reaffirm the Company Board Recommendation within five business days after Parent requests in writing that such recommendation be reaffirmed; (iv) the board of directors of the Company shall have approved, endorsed or recommended any Company Acquisition Proposal; (v) the Company shall have entered into any letter of intent or similar document or any Contract relating to any Company Acquisition Proposal; (vi) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its securityholders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer; or (vii) any of the Acquired Corporations or any Representative of any of the Acquired Corporations shall have breached or taken any action inconsistent with any of the provisions set forth in Section 4.3 or Section 5.2(b) of the Agreement.

         COMPANY UNAUDITED INTERIM BALANCE SHEET. "Company Unaudited Interim Balance Sheet" shall mean the unaudited consolidated condensed balance sheet of the Company and its consolidated Subsidiaries as of December 23, 2001, included in the Company SEC Documents.

         CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

         CONTRACT. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

         DESIGNATED PARENT STOCK PRICE. "Designated Parent Stock Price" shall mean the average of the closing sale prices of a share of Parent Common Stock as reported on the Nasdaq National Market for the ten consecutive trading days ending on the second trading day immediately preceding the Closing Date.

         ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

         ENVIRONMENTAL LAW. "Environmental Law" shall mean any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation regarding emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise regarding the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

         EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         FORM S-4 REGISTRATION STATEMENT. "Form S-4 Registration Statement" shall mean the registration statement on Form S-4 to be filed with the SEC by Parent in connection with issuance of Parent Common Stock in the Merger, as said registration statement may be amended prior to the time it is declared effective by the SEC.

         GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any: material permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal).

         HSR ACT. "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         JOINT PROXY STATEMENT/PROSPECTUS. "Joint Proxy Statement/Prospectus" shall mean the Joint Proxy Statement/Prospectus to be sent to the Company's stockholders in connection with the Company Stockholders' Meeting and to Parent's stockholders in connection with the Parent Stockholders' Meeting.

         LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

         LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the NASD).

         MATERIAL ADVERSE EFFECT. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on the Acquired Corporations if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that constitute exceptions to the representations and warranties of the Company set forth in the Agreement, disregarding any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) had or could reasonably be expected to have a material adverse effect on (i) the business, condition, capitalization, assets, liabilities, operations, or financial performance of the Acquired Corporations taken as a whole, (ii) the ability of the Company to consummate the Merger or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement, or (iii) Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; PROVIDED HOWEVER that none of the following shall constitute (in and of itself) a Material Adverse Effect on the Acquired Corporations: (A) any adverse effect that results from general economic or business conditions or conditions in the industry in which the Acquired Corporations operate (provided that such conditions do not disproportionately affect the Acquired Corporations) or (B) a decline in the Company's stock price. A "Material Adverse Effect" on the Acquired Corporations shall be deemed to have occurred if .the consolidated condensed stockholders' equity of the Acquired Corporations (determined in accordance with generally accepted accounting principles applied on a basis that is consistent with the consolidated condensed financial statements contained in the Company SEC Documents) on any given date is less than $38,000,000, exclusive of (i) fees and expenses of the Company's attorneys, accountants and financial advisors in connection with this Agreement and the transactions contemplated hereby and (ii) costs incurred by the Acquired Corporations that are related to actions undertaken by the Acquired Corporations with the written consent of Parent. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on Parent if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that constitute exceptions to the representations and warranties of Parent set forth in the Agreement, disregarding any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) had or could reasonably be expected to have a material adverse effect on (i) the business, condition, capitalization, assets, liabilities, operations or financial performance of the Parent Companies taken as a whole, or
(ii) the ability of Parent to consummate the Merger or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement; PROVIDED, HOWEVER, that none of the following shall constitute (in and of itself) a Material Adverse Effect on Parent: (A) any adverse effect that results from general economic or business conditions or conditions in the industry in which the Parent Companies operate (provided such conditions do not disproportionately affect the Parent Companies), and (B) a decline in Parent's stock price.

         MATERIALS OF ENVIRONMENTAL CONCERN. "Materials of Environmental Concern" shall mean any chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, as those terms are defined in applicable Environmental Laws, and any other substance that is now or hereafter regulated by any Environmental Law.

         NON-DISCLOSURE AGREEMENT. "Non-Disclosure Agreement" shall mean the Non-Disclosure Agreement dated March 1, 2002 between the Company and Parent.

         PARENT ACQUISITION PROPOSAL. "Parent Acquisition Proposal" shall mean any offer, proposal, inquiry or indication of interest (other than an offer, proposal, inquiry or indication of interest made or submitted by the Company) contemplating or otherwise relating to any Parent Acquisition Transaction.

         PARENT ACQUISITION TRANSACTION. "Parent Acquisition Transaction" shall mean any transaction or series of transactions involving:

                  (a) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction
         (i) in which Parent is a constituent corporation, (ii) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of Parent, or (iii) in which Parent issues securities representing more than 20% of the outstanding securities of any class of voting securities of Parent;

                  (b) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated net revenues, net income or assets of Parent; or

                  (c) any liquidation or dissolution of Parent; PROVIDED, HOWEVER,

         that for purposes of the first sentence of Section 8.3(c), "40%" shall be substituted for "20%" in clause "(a)(ii), "clause "(a)(iii)" and clause "(b)" of this sentence for purposes of determining whether a Parent Acquisition Proposal has been disclosed, announced, commenced, submitted or made.

         PARENT COMMON STOCK. "Parent Common Stock" shall mean the Common Stock, $.01 par value per share, of Parent.

         PARENT COMPANIES. "Parent Companies" shall mean Parent and each of its Subsidiaries.

         PARENT PREFERRED STOCK. "Parent Preferred Stock" shall mean the Preferred Stock, $.01 par value per share, of Parent.

         PARENT TRIGGERING EVENT. A "Parent Triggering Event" shall be deemed to have occurred if: (i) the board of directors of Parent shall have failed to recommend that Parent's stockholders vote to approve the issuance of Parent Common Stock in the Merger or shall have withdrawn or modified in a manner adverse to the Company the Parent Board Recommendation; (ii) Parent shall have failed to include in the Joint Proxy Statement/Prospectus the Parent Board Recommendation; (iii) the board of directors of Parent fails to reaffirm the Parent Board Recommendation within five business days after the Company requests in writing that such recommendation be reaffirmed; (iv) the board of directors of Parent shall have approved, endorsed or recommended any Parent Acquisition Proposal; (v) Parent shall have entered into any letter of intent or similar document or any Contract relating to any Parent Acquisition Proposal; (vi) a tender or exchange offer relating to securities of Parent shall have been commenced and Parent shall not have sent to its securityholders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that Parent recommends rejection of such tender or exchange offer; or (vii) any of the Parent Companies or any Representative of any of the Parent Companies shall have breached or taken any action inconsistent with any of the provisions set forth in Section 5.3(b) of the Agreement.

         PARENT UNAUDITED BALANCE SHEET. "Parent Unaudited Balance Sheet" shall mean the unaudited consolidated balance sheet of Parent and its consolidated Subsidiaries as of December 31, 2001 included in the Parent SEC Documents.

         PERSON. "Person" shall mean any individual, Entity or Governmental
Body.

         PROPRIETARY ASSET. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trademarks (whether registered or unregistered), trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, source code, models algorithm, formula, compound, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

         REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

         SEC. "SEC" shall mean the United States Securities and Exchange Commission.

         SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

         SUBSIDIARY. An entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns, beneficially or of record,
(a) an amount of voting securities of or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity's board of directors or other governing body, or (b) more than 50% of the outstanding equity or financial interests of such Entity.

         TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

         TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

         TREASURY REGULATIONS. "Treasury Regulations" shall mean the United States Income Tax Regulations promulgated under the Code.